                                                                 Exhibit A(1)(a)



                                                                  EXECUTION COPY



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                           NASDAQ-100 TRUST, SERIES 1

                                       and

                           ANY SUBSEQUENT AND SIMILAR
                                  SERIES OF THE

                                NASDAQ-100 TRUST


                                 STANDARD TERMS

                                       AND

                               CONDITIONS OF TRUST


                            DATED AS OF MARCH 1, 1999


                                     between

                  NASDAQ-AMEX INVESTMENT PRODUCT SERVICES, INC.
                                   as Sponsor

                                       and

                              THE BANK OF NEW YORK
                                   as Trustee


                             Effective MARCH 4, 1999



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--------------------------------------------------------------------------------



                                TABLE OF CONTENTS

                                                                                             PAGE

INTRODUCTION....................................................................................2

ARTICLE I
     Definitions................................................................................3
             Section 1.01.......................................................................3
             Section 1.02.......................................................................8

ARTICLE II
     Declaration of Trust; Deposit of Securities; The Portfolio; Creation
     and Issuance of Nasdaq-100 Shares in Creation Unit Size Aggregations.......................9
             Section 2.01 Declaration of Trust..................................................9
             Section 2.02 Deposit of Securities.................................................9
             Section 2.03 Creation and Issuance of Creation Units. ............................11
             Section 2.04 Portfolio and Portfolio Deposit Adjustments..........................17
             Section 2.05 Bank Accounts........................................................26

ARTICLE III
     Administration of Trust...................................................................27
             Section 3.01 Collection of Income.  ..............................................27
             Section 3.02 Collection of Other Moneys...........................................27
             Section 3.03 Establishment of Reserves............................................28
             Section 3.04 Certain Deductions and Distributions.................................28
             Section 3.05 Statements and Reports...............................................33
             Section 3.06 Purchase and Sale of Securities......................................34
             Section 3.07 Substitute Securities................................................36
             Section 3.08 Counsel..............................................................36
             Section 3.09 Dividend Reinvestment................................................37
             Section 3.10 Action by Trustee Regarding Voting...................................38
             Section 3.11 Book-Entry-Only System.  ............................................38

ARTICLE IV
     Evaluation of Securities and Trust Fund...................................................42
             Section 4.01 Evaluation of Securities.............................................42
             Section 4.02 Trust Fund Evaluation................................................43
             Section 4.03 Responsibility of the Trustee........................................43

ARTICLE V
     Redemption of Creation Units..............................................................44
             Section 5.01 Redemption of Nasdaq-100 Shares in Creation Unit Size
                     Aggregations..............................................................44

                                        i



ARTICLE VI
     Transfer of  Nasdaq-100 Shares in
     Creation Unit Size Aggregations...........................................................48
             Section 6.01 Transfer of Nasdaq-100 Shares in Creation Unit Size
                     Aggregations..............................................................48

ARTICLE VII
     Sponsor...................................................................................49
             Section 7.01 Responsibilities and Duties..........................................49
             Section 7.02 Certain Matters Regarding Successor Sponsor..........................50
             Section 7.03 Resignation, Discharge or Removal of Sponsor; Successors.............50
             Section 7.04 Liability of Sponsor and Indemnification.............................52

ARTICLE VIII
     Trustee...................................................................................54
             Section 8.01 General Definition of Trustee's Rights, Duties and
                     Responsibilities..........................................................54
             Section 8.02 Books, Records, and Reports..........................................58
             Section 8.03 Indenture and List of Securities on File.............................59
             Section 8.04 Compensation of Trustee..............................................59
             Section 8.05 Indemnification of Trustee...........................................61
             Section 8.06 Resignation, Discharge or Removal of Trustee; Successors.............62
             Section 8.07 Qualifications of Trustee............................................64
             Section 8.08 Trustee's Duties Expressly Provided for Herein.......................65

ARTICLE IX
     Termination...............................................................................65
             Section 9.01 Procedure Upon Termination...........................................65
             Section 9.02 Moneys to Be Held Without Interest to Beneficial Owners..............69
             Section 9.03 Dissolution of Sponsor Not to Terminate Trust........................69

ARTICLE X
     Miscellaneous Provisions...................................................................70
             Section 10.01 Amendment and Waiver.................................................70
             Section 10.02 Registration (Initial and Continuing) of Nasdaq-100 Shares...........71
             Section 10.03 License Agreement with Nasdaq........................................72
             Section 10.04 Certain Matters Relating to Beneficial Owners........................72
             Section 10.05 New York Law to Govern...............................................73
             Section 10.06 Notices..............................................................73
             Section 10.07 Severability.........................................................74
             Section 10.08 Separate and Distinct Series.........................................74
             Section 10.09 Counterparts.........................................................75
             Section 10.10 Exclusive Benefit of Parties and Holders of Nasdaq-100 Shares........75
             Section 10.11 Headings.............................................................75


Exhibit A - Form of Nasdaq-100 Participant Agreement

                           NASDAQ-100 TRUST, SERIES 1
                                       and
                      ANY SUBSEQUENT AND SIMILAR SERIES OF
                              THE NASDAQ-100 TRUST

                     STANDARD TERMS AND CONDITIONS OF TRUST
                       for all or similar Series formed on
               or subsequent to the effective date specified below

                             Effective March 4, 1999


                 This Standard Terms and Conditions of Trust (this "Agreement") dated as of March 1, 1999 and effective March 4, 1999 is executed between Nasdaq-Amex Investment Product Services, Inc., a Delaware corporation, as Sponsor, and The Bank of New York, a New York corporation with trust powers, as Trustee.

                              W I T N E S S E T H :

                 WHEREAS, the Sponsor desires to establish one or more unit investment trusts pursuant to the provisions of the Investment Company Act of 1940, as amended, and the laws of the State of New York and each such trust may issue a Series (as hereinafter defined) of redeemable securities, each Series representing undivided interests in a Trust or Trust Fund (as hereinafter defined) that will be composed primarily of Securities (as hereinafter defined) included from time to time in the Nasdaq-100 Index-Registered Trademark-
(the "Index");

                 WHEREAS, the Sponsor desires to provide for the adjustment by the Trustee of the Securities of each Trust to reflect the composition and weighting of securities in the Index, the collection by the Trustee of the dividends and other income and capital gains on such Securities held in the Trust, and the distribution by the Trustee to the Depository (as hereinafter defined), as the record owner of the Trust, of such dividends, capital gains, and other Trust income to the extent that dividends, capital gains, and other Trust income exceed fees and expenses of the

Trust, and to provide for other terms and conditions upon which such Trusts shall be established and administered as hereinafter provided; and

                 WHEREAS, in order to facilitate the creation of various Series of unit investment trusts as aforesaid, the terms and conditions of establishment and administration of which will be in many respects substantially similar, it is desirable to set forth standard terms and conditions of trust upon which such Trusts will be established and administered, subject to the terms and provisions of this Agreement and the terms and conditions of an Indenture (as hereinafter defined) into which this Agreement will be, as to each Series, incorporated;

                 NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the Sponsor and the Trustee hereby agree as follows:

                                  INTRODUCTION

                 This Agreement, effective as of the day and year first above written, shall be applicable to the Nasdaq-100 Trust, Series 1 (a unit investment trust) and to all Series of the Nasdaq-100 Trust formed on or subsequent to the date hereof for which this Agreement's applicability and its incorporation by reference is specified in the applicable Indenture relating to such Series. For each Series of the Nasdaq-100 Trust to which this Agreement is to be applicable, the Sponsor and the Trustee shall execute an Indenture (or supplement or amendment to such Indenture) incorporating by reference this Agreement and designating any exclusion from or exception to such incorporation by reference for the purposes of that Series or variation of the terms hereof for the purposes of that Series, and specifying for that Series (each of the following terms as defined herein): (i) the Initial Portfolio Deposit to be deposited in trust pursuant to Section 2.02 hereof and the number of Creation Unit size aggregations of Nasdaq-100 Shares to be delivered by the

Trustee in exchange for the Initial Portfolio Deposit, (ii) the initial undivided interest represented by each Creation Unit size aggregation of Nasdaq-100 Shares, (iii) the number of Nasdaq-100 Shares which, when aggregated, constitute one Creation Unit, (iv) the Mandatory Termination Date, (v) the Initial Date of Deposit and the Series name of the Trust, (vi) the fiscal year of the Trust, and (vii) any other terms specific to any Series of the Nasdaq-100 Trust.

                                    ARTICLE I

                                   DEFINITIONS

                 Section 1.01 DEFINED TERMS. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

"ACCUMULATION PERIOD" shall mean a period during which Securities held by the Trust earn their respective dividends, such period being measured from the most recent Ex-Dividend Date to and including the current Business Day; provided, however, that the initial Accumulation Period shall begin on the Business Day following the Initial Date of Deposit.

"AGREEMENT" the Standard Terms and Conditions of Trust embodied in this instrument and all amendments and supplements hereto.

"AMEX" is the American Stock Exchange LLC

"AUTHORIZED OFFICER" shall mean the President, any Vice President, any Secretary and any other person or category of persons named in the resolution(s) authorizing the Sponsor to establish the Trust or authorizing the Trustee to act as such, and in the case of the Trustee shall also include any Assistant Vice President, Treasurer and Assistant Treasurer.

"BENEFICIAL OWNER" shall mean an owner of beneficial interests in Nasdaq-100 Shares held through the Depository.

"BUSINESS DAY" any day that the Nasdaq Stock Market is open for business.

"CNS SYSTEM" the continuous net settlement system of NSCC.

"COMMISSION" the Securities and Exchange Commission.

"CPI-U" the National Consumer Price Index for All Urban Consumers, as published by the United States Department for Labor, or any successor index.

"CREATION UNIT" the minimum number of Nasdaq-100 Shares that may be created at any one time as described below in Section 2.03, which is 50,000 Nasdaq-100 Shares, unless (1) a different aggregate number of Nasdaq-100 Shares necessary to constitute a Creation Unit is set forth in the Indenture for a particular Series, (2) a different aggregate number for an existing Series is effectuated by means of an amendment to the Indenture and current Prospectus for such Series, or (3) a different aggregate number of Nasdaq-100 Shares necessary to constitute a Creation Unit is utilized by the Trustee in connection with the implementation of a dividend reinvestment plan or service pursuant to the provisions of Section 3.09.

"DEPOSITOR" each person or organization that has entered into a Nasdaq-100 Participant Agreement with the Trustee and that may from time to time deposit Portfolio Deposits with the Trustee, including, without limitation, the Depositor making the Initial Portfolio Deposit(s) on the Initial Date of Deposit.

"DEPOSITORY OR DTC" shall mean The Depository Trust Company, New York, New York, or such other depository as may be selected by the Trustee as specified herein.

"DEPOSITORY AGREEMENT" the agreement or Letter of Representations among the Trustee, the Sponsor and the Depository, dated as March 4, 1999, as the same may be from time to time amended in accordance with its terms.

"DISTRIBUTOR" ALPS Mutual Funds Services, Inc., any successor corporation thereto and any other corporation appointed by the Sponsor and the Trustee to act as the Distributor hereunder, provided that such corporation is identified as the Distributor in the current version of the Trust Prospectus.

"EVALUATION TIME" closing time of the regular trading session on the Nasdaq Stock Market (currently 4:00 p.m. New York time) unless another meaning is assigned to such term in the Indenture.

"INCOME" any income or cash or other dividend distribution by an issuer of a Security, whether or not such payment or distribution is taxable to the recipient thereof.

"INCOME NET OF EXPENSE AMOUNT" the cash amount required to be paid by either the Trustee on behalf of the Trust or the Depositor in connection with a deposit of securities into the Trust as specified in Section 2.03(b).

"INDENTURE" the Indenture into which this Agreement will be, as to each Series, incorporated and all amendments and supplemental indentures thereto.

"INDEX" the Nasdaq-100 Index-Registered Trademark-.

"INDEX SECURITIES" the securities that constitute the Index.

"INITIAL DATE OF DEPOSIT" the date so designated in the Indenture.

"INITIAL PORTFOLIO DEPOSIT" the Portfolio Deposit(s) deposited into the Trust on the Initial Date of Deposit.

"INTERNAL REVENUE CODE" the Internal Revenue Code of 1986, as amended, or any successor provisions.

"LICENSE AGREEMENT" the License Agreement dated as of August 7, 1998 between Nasdaq and the Sponsor pursuant to which the Sponsor has been granted the license to use certain trademarks and service marks of Nasdaq.

"MANDATORY TERMINATION DATE" the date specified in the Indenture.

"NASDAQ" shall mean The Nasdaq Stock Market, Inc.

"NASDAQ-100 SHARES" shall mean a unit of fractional undivided interest in and ownership of the Trust Fund.

"NASDAQ-100 CLEARING PROCESS" the CNS System of NSCC, as such processes have been enhanced to effect creations and redemptions of Creation Unit size aggregations of Nasdaq-100 Shares.

"NASDAQ-100 PARTICIPANT AGREEMENT" an agreement among the Distributor, the Trustee and either (1) a Participating Party or (2) a DTC Participant, substantially in the form set forth in Exhibit A hereto, as the same may be from time to time amended in accordance with its terms.

"NSCC" the National Securities Clearing Corporation.

"NSCC BUSINESS DAY" a day NSCC is open for business.

"ORDER" the exemptive order granted by the Commission with respect to the Trust in Release IC - 23702 dated February 22, 1999.

"PARTICIPATING PARTY" a participant in the Nasdaq-100 Clearing Process.

"PORTFOLIO" the Securities held by the Trust consisting of a portfolio of equity securities or, in the case of securities not yet delivered on the Initial Date of Deposit (or, subsequently, securities not yet delivered in connection with purchases made by the Trust or subsequent Portfolio Deposits), confirmations of contracts to purchase such securities.

"PROSPECTUS" the Prospectus relating to a particular Trust filed with the Commission pursuant to Rule 424 of the Securities Act of 1933, as amended.

"REGULATED INVESTMENT COMPANY" a trust which qualifies as a "regulated investment company" under the current provisions of the Internal Revenue Code.


"SECURITIES" publicly traded common stocks and other securities convertible into or representing equity securities of issuers, including contracts to purchase securities, (a) that are listed or referred to as securities in Schedule A to the Indenture, (b) that have been received by the Trust in subsequent Portfolio Deposits pursuant to Section 2.02, (c) that have been acquired by the Trust as a result of the reinvestment of proceeds from any sale of securities or as a result of purchases and sales of securities to conform the Portfolio to the composition and weighting of the securities in the Index, all pursuant to
Section 2.04, (d) that have been received by the Trust as a distribution or dividend in respect of any of the securities held by the Trust, or (e) that have been received by the Trust in exchange or substitution pursuant to Section 3.07, 1each as may from time to time continue to be held as part of the Trust.

"SERIES" any series of the Trust.

"SPONSOR" shall mean Nasdaq-Amex Investment Product Services, Inc., or any corporation into which it may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which it shall be a party, or any corporation succeeding to all or substantially all of its business as sponsor of unit investment trusts, or any successor sponsor designated as such by operation of law or any successor sponsor appointed as herein provided.

"TRUST OR TRUST FUND" shall mean the individual trust fund created by a particular Indenture which shall consist of the Portfolio and all undistributed income or other amounts received or receivable thereon and any undistributed cash held or realized from the sale or liquidation of the Securities, or from the deposit of Portfolio Deposits.

"TRUSTEE" (a) The Bank of New York or its successor or (b) any successor trustee designated by operation of law or appointed as herein provided or (c) any other bank, trust company, corporation or national banking association designated as trustee in the Indenture for the applicable Trust Series, which bank, trust company, corporation or national banking association shall be a party to such Indenture and whose execution thereof shall subject such bank, trust company, corporation or national banking association to all rights, duties and liabilities hereunder and thereunder, in each case acting as trustee and not individually, unless otherwise indicated.

                 Section 1.02 TERMS DEFINED ELSEWHERE. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, have the meanings set forth in the section identified below:

         TERM                                                DEFINED IN SECTION

"Adjustment Day"........................................................2.04(g)
"Available Cash"...........................................................3.09
"Balancing Amount"......................................................2.04(h)
"Cash Component"........................................................2.03(c)
"Cash Redemption Amount"...................................................5.01
"Discretionary Termination Amount"......................................9.01(a)
"Dividend Payment Date".................................................3.04(g)
"Dividend Reinvestment Service"............................................3.09
"DTC Participant".......................................................3.11(c)
"Ex-Dividend Date"......................................................3.04(g)
"Indirect Participant"..................................................3.11(c)
"Misweighting"..........................................................2.04(a)
"Misweighting Amount"...................................................2.04(a)
"NAV Amount"............................................................2.04(g)
"Portfolio Deposit".....................................................2.03(c)
"Portfolio Deposit Amount"..............................................2.04(h)
"Record Date"...........................................................3.04(g)
"Reinvesting Beneficial Owners"............................................3.09
"Request Day"...........................................................2.04(g)
"Share Register"........................................................3.11(a)
"Sponsor Indemnified Party".............................................7.04(b)
"Transaction Fee".......................................................2.03(i)
"Trust Fund Evaluation"....................................................4.02
"Trustee Indemnified Party"................................................8.05

                                   ARTICLE II
      DECLARATION OF TRUST; DEPOSIT OF SECURITIES; THE PORTFOLIO; CREATION AND ISSUANCE OF NASDAQ-100 SHARES IN CREATION UNIT SIZE AGGREGATIONS

                 Section 2.01 DECLARATION OF TRUST. The Trustee declares that it holds and will hold the Trust Fund as Trustee for the use and benefit of all present and future Beneficial Owners and subject to the terms and conditions of the Indenture and this Agreement. The Trustee hereby declares on behalf of the Trust that it elects the treatment for tax purposes as a Regulated Investment Company and covenants to comply with the provisions of Section 8.02(b) hereof to continue the qualification of the Trust as a Regulated Investment Company. The Trustee is hereby directed to make such elections, including any appropriate election to be taxed as a corporation, as shall be necessary to effect such qualification.

                 Section 2.02 DEPOSIT OF SECURITIES.

         (a) Concurrently with the execution and delivery of the Indenture, a Depositor will deposit the Initial Portfolio Deposit with the Trustee, and from time to time thereafter Depositors may make, as provided below in this Section 2.02, additional deposits of Portfolio Deposits with the Trustee, and in each case the Trustee will be granted and conveyed all right, title and interest in and to, and there will be conveyed and deposited with the Trustee in an irrevocable trust, all cash and securities so deposited in connection with each such Portfolio Deposit. With respect to the Initial Portfolio Deposit made by a Depositor concurrently with the execution and delivery of the Indenture, the securities portion of the Initial Portfolio Deposit will be comprised of the securities listed in Schedule A to the Indenture, and each of such securities will be duly endorsed in blank or accompanied by all necessary instruments of assignment and transfer in proper form or delivered through the Depository, to be held and applied by the Trustee as herein provided. There also will be a Cash Component (as hereinafter defined in Section 2.03(c)) included in the Initial Portfolio Deposit which shall also be listed in Schedule A to the Indenture. The first accrual period for dividends payable on the first Dividend Payment Date will commence on the Business Day following the Initial Date of Deposit. Upon the delivery of the Initial Portfolio Deposit, the Depositor will also deliver to the Trustee one of the following: a certified check or checks, cash or cash equivalent or an irrevocable letter or letters of credit issued by a commercial bank or banks rated A or better (or other equivalent rating) by a nationally recognized rating agency in an amount necessary to satisfy applicable regulatory requirements.

         (b) From time to time following the Initial Date of Deposit, the Trustee is authorized to accept on behalf of the Trust additional deposits of Portfolio Deposits, and all Index Securities deposited in connection therewith shall be duly endorsed in blank or accompanied by all necessary instruments of assignment and transfer in proper form or delivered through the Depository, to be held and applied by the Trustee as herein provided. To permit the Trustee to ensure that the process of settlement is working satisfactorily, there shall be no further Portfolio Deposits accepted by the Trustee for a period of three (3) Business Days following the Initial Date of Deposit, and the Sponsor and the Trustee shall jointly announce the day thereafter on which further Portfolio Deposits will be accepted. The Trustee shall ensure that the securities portion of each Portfolio Deposit shall be comprised of such Index Securities and in such numbers as are specified in accordance with Section 2.04. The Trustee shall also ensure that, in the event certain Securities held by the Trust Fund are removed from the Index or the composition or weighting of the Index Securities changes, or certain corporate actions relating to the Index Securities occur as specified in Section 2.04, the Trustee shall recalculate the composition of the Portfolio Deposit and adjust the composition of the Portfolio, in each case as required by the provisions of Section 2.04.

         (c) The Trustee is hereby irrevocably authorized to effect registration or transfer of the Securities in fully registered form to the name of the Trustee or to the name of its nominee or the nominee of its agent or to hold the Securities in its account at the Depository.

                 Section 2.03 CREATION AND ISSUANCE OF CREATION UNITS.

         (a) The Trustee acknowledges that the Initial Portfolio Deposit(s) specified in the Indenture (which include the Securities and Cash Component listed in Schedule A to the Indenture) have been deposited with it by the Depositor on the Initial Date of Deposit. The Trustee shall accept such Initial Portfolio Deposit(s) and issue an appropriate corresponding number of Nasdaq-100 Shares in Creation Unit size aggregations in exchange therefor.

         (b) The Portfolio Deposits accepted by the Trustee from time to time thereafter shall include a portfolio of Securities (initially the Securities listed in Exhibit A to the Indenture and, thereafter, such Securities as the composition and number of shares thereof may be adjusted as required by Section 2.04) together, in certain cases to the extent applicable as specified below, with a cash payment equal to the Income Net of Expense Amount (as defined below), plus or minus, as the case may be, the Balancing Amount (as hereinafter defined - see Section 2.04). The "Income Net of Expense Amount" is an amount equal, on a per Creation Unit basis, to the dividends accrued on all the Securities with ex-dividend dates within the applicable Accumulation Period as if all of the Securities had been held for such period, net of accrued expenses and liabilities for such period not previously deducted (including, without limitation, (x) taxes or other governmental charges against the Trust not previously deducted, if any, and (y) accrued fees of the Trustee and other expenses of the Trust (including legal and auditing expenses) and other expenses not previously deducted).

         (c) The Income Net of Expense Amount and the Balancing Amount are collectively referred to herein as the "Cash Component" and the deposit of such a portfolio of Securities and the Cash Component are collectively referred to herein as a "Portfolio Deposit." In connection with an order to create Nasdaq-100 Shares on any given day, the Cash Component of the Portfolio Deposit may be payable by either the Trustee on behalf of the Trust to the creator of Nasdaq-100 Shares or by the creator of Nasdaq-100 Shares to the Trustee on behalf of the Trust, depending upon the respective amounts of the Income Net of Expense Amount and the Balancing Amount. If the Cash Component has a positive value (i.e., the sum of dividends on all Securities with ex-dividend dates within the Accumulation Period, plus or minus the Balancing Amount, exceeds the accrued expenses and liabilities of the Trust for such period), then the creator of Nasdaq-100 Shares will be obligated to pay such amount to the Trustee on behalf of the Trust in connection with an order to create Nasdaq-100 Shares. Conversely, if the Cash Component has a negative value (i.e., the sum of dividends on all Securities with ex-dividend dates within the Accumulation Period, plus or minus the Balancing Amount, is less than the accrued expenses and liabilities of the Trust for such period), then such Cash Component will be paid to the entity placing an order to create Nasdaq-100 Shares by the Trustee on behalf of the Trust.

         (d) Requests to create Nasdaq-100 Shares in Creation Unit size aggregations through the Distributor must be made by or through a Participating Party or a DTC Participant who has executed a Nasdaq-100 Participant Agreement. A Participating Party, pursuant to the Nasdaq- 100 Participant Agreement, agrees to transfer the requisite Index Securities (or contracts to purchase such Index Securities which are expected to be delivered through NSCC in a "regular way" manner in three (3) NSCC Business Days) and the Cash Component, if required, to the Trustee by means of the Nasdaq-100 Clearing Process, together with such additional information as may be required by the Trustee. The Nasdaq-100 Participant Agreement shall set forth the procedures for requesting the creation of Creation Units and delivering Portfolio Deposits, making payment of the Cash Component (either by the entity placing the order to create Nasdaq-100 Shares or by the Trustee on behalf of the Trust), confirming requests for creations, and for delivering Nasdaq-100 Shares in Creation Unit size aggregations. The Trustee shall maintain, and make available for inspection during normal business hours, a list of the entities that are parties to the Nasdaq-100 Participant Agreement at its office at 101 Barclay Street, New York, New York 10286 or at such other address as may be specified to the Sponsor in writing.

         (e) Under certain circumstances, Nasdaq-100 Shares in Creation Unit size aggregations may be created by or through a DTC Participant through the Distributor outside the Nasdaq-100 Clearing Process. In such cases, the DTC Participant, pursuant to the Nasdaq-100 Participant Agreement, shall effectuate the transfer of the requisite Index Securities and the Cash Component, if required, to the Trustee directly through DTC on the Business Day immediately following the day on which the order is accepted by the Distributor, in exchange for Nasdaq-100 Share delivery to the creating party directly through DTC not later than on the third (3rd) Business Day following the day on which the order is accepted by the Distributor. The Nasdaq- 100 Participant Agreement shall set forth the procedures for requesting the creation of Creation Unit size aggregations of Nasdaq-100 Shares outside the Nasdaq-100 Clearing Process.

         (f) Upon receipt of a Portfolio Deposit or Deposits following acceptance by the Distributor of an order to create Nasdaq-100 Shares, the Trustee will (i) transfer Nasdaq-100 Shares thereby created in Creation Unit size aggregations to the Depository in the name of Cede

& Co. for the account of such Depositor, if such Depositor is a DTC Participant, or for the account of the DTC Participant acting on behalf of such Depositor, and (ii) when required, deliver the Cash Component to the account of such Depositor, if such Depositor is a DTC Participant, or for the account of the DTC Participant acting on behalf of such Depositor, in each case in accordance with the procedures set forth in the Nasdaq-100 Participant Agreement. The Trustee shall acknowledge the deposit of such Portfolio Deposit(s) by recording on its books the name of the Depositor and the aggregate number of Creation Unit(s) created in respect of the Portfolio Deposit(s) so deposited. The Trustee shall also debit or credit to the Trust, as applicable, (a) the Income Net of Expense Amount, if any, made in connection with such Portfolio Deposit(s) and (b) the Balancing Amount, if any. Any such amounts received by the Trust shall be applied or distributed as provided in this Agreement.

         (g) The identity and number of shares of the Index Securities required for a Portfolio Deposit, which will change as the composition and weighting of the Index Securities change, shall be determined in the manner specified in
Section 2.04. The Trustee shall, as set forth in this Agreement, determine the number of shares of each of the Index Securities and the Cash Component for each Portfolio Deposit. Such determination by the Trustee shall be final and binding in connection with all Portfolio Deposits.

         (h) The Trustee may reject an order to create Nasdaq-100 Shares in Creation Unit size aggregations transmitted to it if the Depositor or group of Depositors on obtaining the Nasdaq- 100 Shares ordered would own or appear to own eighty percent (80%) or more of the outstanding Nasdaq-100 Shares and if, pursuant to Section 351 of the Internal Revenue Code, such circumstance would result in the Trust having a basis in the Index Securities deposited different from the market value of such Index Securities on the date of such deposit. The Trustee shall have the right to require information regarding Nasdaq-100 Share ownership pursuant to the Nasdaq-100 Participant Agreement and from the Depository, and to rely thereon to the extent necessary to make the foregoing determination, as a condition to the acceptance of an order to create Nasdaq-100 Shares. The Trustee further reserves the absolute right to reject any Portfolio Deposit or any component thereof (a) determined by it not to be in proper form; (b) that the Trustee believes would have adverse tax consequences to the Trust or to Beneficial Owners; (c) the acceptance for deposit of which would, in the opinion of counsel, be unlawful; (d) that would otherwise, in the discretion of the Trustee, have an adverse effect on the Trust or the rights of Beneficial Owners; or (e) in the event of the inability of the creator to deliver or cause to be delivered the Portfolio Deposit through the Depository or otherwise in the event that circumstances outside the control of the Trustee make it for all practical purposes not feasible to process creations of Nasdaq-100 Shares. The Trustee will provide notice to the Depositor of its reasons for rejection of a creation order in respect of a Portfolio Deposit or any component thereof. The Trustee and the Sponsor shall not incur any liability in connection with any notification of defects or irregularities in the delivery of Portfolio Deposits or any component thereof or in connection with the rejection of the creation order itself.

         (i) A transaction fee will be payable to the Trustee for its own account in connection with each creation and each redemption of Creation Unit size aggregations of Nasdaq-100 Shares (the "Transaction Fee"). The Transaction Fee charged in connection with the creation of Creation Units through the Nasdaq-100 Clearing Process shall be $1,000 per Participating Party per day, regardless of the number of Creation Units created on such day by such Participating Party. The Transaction Fee charged in connection with redemptions through the Nasdaq-100 Clearing

Process shall be $1,000 per Participating Party per day, regardless of the number of Creation Units redeemed on such day by such Participating Party.

         (j) If one or more Creation Units are created or redeemed outside the Nasdaq-100 Clearing Process by a Depositor on any one day, an additional amount not to exceed three (3) times the Transaction Fee applicable for a Creation Unit will be charged to the creator or redeemer, in part due to the increased expense associated with settlement outside the Nasdaq-100 Clearing Process.

         (k) The Transaction Fee may subsequently be waived, modified, reduced, increased or otherwise changed by the Trustee, upon the consent of the Sponsor, but will not in any event exceed 1/10th of one percent of the value of a Creation Unit at the time of creation or redemption, as the case may be. From time to time, and for such periods as the Sponsor and the Trustee together may determine, the Transaction Fee (as well as any additional amounts charged in connection with creations and/or redemptions outside the Nasdaq-100 Clearing Process) may be increased, decreased, or otherwise modified or waived in its entirety for certain numbers of Creation Units of Nasdaq-100 Shares created or redeemed, or for creations and/or redemptions made under certain specified circumstances, in each case without the consent of Beneficial Owners, but will not in any event exceed 1/10 of one percent of the value of a Creation Unit at the time of creation or redemption, as the case may be. The Sponsor also reserves the right, from time to time, to vary the number of Nasdaq-100 Shares per Creation Unit and such change may or may not be made in conjunction with a change to the Transaction Fee. Prior to implementing such change, the Sponsor shall cause the current Prospectus for the Trust to be amended to reflect any such changes in the Transaction Fee. The Trustee shall make available upon request the amount of the Transaction Fee in effect at any given time.

         (l) So long as the Depository Agreement is in effect, Nasdaq-100 Shares will be transferable solely through the book-entry system of the Depository as provided in Section 3.11. The Depository may determine to discontinue providing its service with respect to Nasdaq-100 Shares by giving notice to the Trustee and the Sponsor pursuant to and in conformity with the provisions of the Depository Agreement and discharging its responsibilities with respect thereto under applicable law. Under such circumstances, the Trustee and the Sponsor shall take action either to find a replacement for the Depository to perform its functions at a comparable cost or, if such a replacement is unavailable, to terminate the Trust.

                 Section 2.04 PORTFOLIO AND PORTFOLIO DEPOSIT ADJUSTMENTS.

         (a) The Trustee will adjust the composition of the Portfolio from time to time to conform, to the extent practicable, to changes in the composition and/or weighting of the Index Securities. The Trustee will aggregate certain of these adjustments and make conforming changes to the Portfolio; however, adjustments will be made more frequently in the case of changes to the Index that are significant as described below. To further the investment objective of the Trust, minor misweightings will generally be permitted within the guidelines set forth below. Specifically, the Trustee will be required to adjust the composition of the Portfolio at any time that there is a change in the identity of any Index Security (i.e., a substitution of one security in replacement of another), which adjustment shall be made within three (3) Business Days before or after the date on which the change in the identity of such Index Security is scheduled to take effect at the close of the market. In addition, the Trustee shall adjust the composition of the Portfolio at any time that the weighting of any Security in the Portfolio varies in excess of one hundred and fifty percent (150%) of the Misweighting Amount (set forth in the table below) from the weighting of such Security in the Index (a "Misweighting"):

       NET ASSET VALUE                                      MISWEIGHTING
         OF THE TRUST                                         AMOUNT

       Less than $25,000,000                                    0.25%
       $25,000,000 - $99,999,999                                0.20%
       $100,000,000 - $499,999,999                              0.10%
       $500,000,000 - $999,999,999                              0.05%
       $1,000,000,000 and over                                  0.02%

         The Trustee shall examine each Security in the Portfolio on each Business Day, comparing the weighting of each such Security in the Portfolio to the weighting of the corresponding Index Security in the Index, based on prices at the close of the market on the preceding Business Day (a "Weighting Analysis"). In the event that there is a Misweighting in any Security in excess of one hundred and fifty percent (150%) of the applicable Misweighting Amount, the Trustee shall calculate an adjustment to the Portfolio in order to bring the Misweighting of such Security within the Misweighting Amount, based on prices at the close of the market on the day on which such Misweighting occurs. Also, on a monthly basis, the Trustee shall perform a Weighting Analysis for each Security in the Portfolio, and in any case where there exists a Misweighting exceeding one hundred percent (100%) of the applicable Misweighting Amount, the Trustee shall calculate an adjustment to the Portfolio in order to bring the Misweighting of such Security within the applicable Misweighting Amount, based on prices at the close of the market on the day on which such Misweighting occurs. In the case of any adjustment to the Portfolio due to a Misweighting as described herein, the purchase or sale of securities necessitated by such adjustment shall be made within three (3) Business Days of the day on which such Misweighting occurs. In addition to the foregoing adjustments, the Trustee reserves the right to make additional adjustments periodically to Securities that may be misweighted by an amount within the applicable Misweighting Amount in order to reduce the overall Misweighting of the Portfolio.

         (b) From time to time Nasdaq may make adjustments to the composition of the Index as a result of a merger or acquisition involving one or more of the Index Securities. In such cases, the Trust, as shareholder of securities of an issuer that is the object of such merger or acquisition activity, may receive various offers from would-be acquirors of the issuer. The Trustee will not be permitted to accept any such offers until such time as it has been determined that the securities of the issuer will be removed from the Index. In selling the securities of such issuer after it has been determined that the security will be removed from the Index, the Trust may receive, to the extent that market prices do not provide a more attractive alternative, whatever consideration is being offered to the shareholders of such issuer that have not tendered their shares prior to such time. Any cash received in such transactions will be reinvested in Index Securities in accordance with the criteria set forth in subparagraph (a) above. Any securities received as a part of the consideration that are not Index Securities will be sold as soon as practicable and the cash proceeds of such sale will be reinvested in Index Securities in accordance with the criteria set forth in subparagraph (a) above.

         (c) Purchases and sales of securities resulting from the adjustments described herein will be made in the share amounts dictated by the specifications set forth herein, whether round lot or odd lot. All Portfolio adjustments will be made as described herein unless such adjustments would cause the Trust to lose its status as a Regulated Investment Company.

         (d) Pursuant to these guidelines the Trustee will calculate the required adjustments and will purchase and sell the appropriate securities. As a result of the purchase and sale of securities in accordance with these requirements, or the creation or redemption of Creation Units, the Trust may hold some amount of residual cash (other than cash held temporarily due to timing differences between the sale and purchase of securities or cash delivered in lieu of Index Securities or undistributed income (including but not limited to any Income Net of Expense Amount payments to the Trust) or undistributed capital gains) as a result of such transactions, which amount shall not exceed for more than five (5) consecutive Business Days 5/l0ths of 1 percent of the aggregate value of the Securities. In the event that the Trustee has made all required adjustments and is left with cash in excess of 5/l0ths of 1 percent of the value of the Securities, the Trustee shall use such cash to purchase additional Index Securities applying such cash first to purchase Index Securities that are under-weighted in the Portfolio as compared to their relative weightings in the Index, although the Misweighting of such Index Securities may not be in excess of the applicable Misweighting Amount.

         (e) All adjustments to the Portfolio held by the Trustee will be made by the Trustee pursuant to the foregoing specifications and will be non-discretionary. In addition, the Trustee shall have the power and shall be required to adjust the composition of the Portfolio at any time if it determines that such action is necessary to insure the continued qualification of the Trust as a Regulated Investment Company, even if such adjustment will cause the composition Portfolio to deviate from that of the Index. The adjustments provided herein are intended to conform the composition and weighting of securities in the Portfolio, to the extent practicable, to the composition and weighting of the Index Securities. Such adjustments are based upon the Index as it is determined by Nasdaq. To the extent that the method of determining the Index is changed by Nasdaq in a manner that would affect the adjustments provided for herein, the Trustee and the Sponsor shall have the right to amend the Indenture and this Agreement, without the consent of the Depository or Beneficial Owners, to conform the adjustments provided herein to such changes so that the objective of tracking the Index is maintained.

         (f) The Trustee will direct its securities transactions only to brokers or dealers, which may include affiliates of the Trustee, from whom it expects to obtain the most favorable prices for execution of orders. The net proceeds of any sales of Securities shall either be reinvested in accordance with this
Section 2.04 or distributed in accordance with Section 3.07.

         (g) On each Business Day after the Initial Date of Deposit (each such day an "Adjustment Day"), the number of shares and/or identity of each of the Index Securities in a Portfolio Deposit will be adjusted in accordance with the following procedure. At the Evaluation Time on each Adjustment Day, the Trustee will calculate the net asset value of the Trust as provided in Section 4.02. The net asset value will be divided by the number of outstanding Nasdaq-100 Shares, then multiplied by the number of Nasdaq-100 Shares in one Creation Unit size aggregation, resulting in a net asset value per Creation Unit (the "NAV Amount"). The Trustee will then calculate the number of shares (without rounding) of each of the component stocks of the Index in a Portfolio Deposit for the following Business Day ("Request Day"), such that (1) the market value at the Evaluation Time on an Adjustment Day of the securities to be included in the Portfolio Deposit on Request Day, together with the Income Net of Expense Amount effective for requests to create or redeem on Adjustment Day, will equal the NAV Amount and (2) the identity and weighting of each of the securities in a Portfolio Deposit will mirror proportionately, to the extent practicable, the identity and weighting of the securities in the Index, each as in effect on Request Day. For each security, the number resulting from such calculation will be rounded to the nearest whole share, with a fraction of 0.50 being rounded up. The identities and number of shares of the securities so calculated will constitute the securities portion of the Portfolio Deposit effective on Request Day and thereafter until the next subsequent Adjustment Day, as well as the Securities to be delivered by the Trustee in the event of request for redemption of Nasdaq-100 Shares in Creation Unit size aggregations on Request Day and thereafter until the following Adjustment Day pursuant to Section 5.01. In addition to the foregoing adjustments, in the event that there shall occur a stock split, stock dividend, or reverse stock split with respect to any Index Security, the Portfolio Deposit shall be adjusted to take account of such stock split, stock dividend, or reverse stock split by applying the stock split, stock dividend or reverse stock split multiple (e.g., in the event of a two-for-one stock split of an Index Security, by doubling the number of shares of such Index Security in the prescribed Portfolio Deposit); in each such case each Index Security will be rounded to the nearest whole share, with a fraction of 0.50 being rounded up.

         (h) On Request Day and on each day that a request for the creation or redemption of Nasdaq-100 Shares in Creation Unit size aggregations is made, the Trustee will calculate the market value of the securities portion of the Portfolio Deposit as in effect on Request Day as of the Evaluation Time and add or subtract to that amount, as applicable, the Income Net of Expense Amount effective for requests to create or redeem on Request Day (such market value and Income Net of Expense Amount are collectively referred to herein as the "Portfolio Deposit Amount"). The Trustee will then calculate the NAV Amount, based on the Evaluation Time on Request Day. The difference between the NAV Amount so calculated and the Portfolio Deposit Amount shall be the "Balancing Amount." The Balancing Amount serves the function of compensating for any differences between the value of the Portfolio Deposit Amount and the NAV Amount at the Evaluation Time on Request Day due to, for example, (1) differences in the market value of the securities in the Portfolio Deposit and the market value of the Securities on Request Day and (2) any variances from the proper composition of the Portfolio Deposit.

         (i) Notwithstanding the foregoing, on any Adjustment Day on which (a) no change in the identity and/or share weighting of any Index Security is scheduled to take effect that would cause the Index divisor to be adjusted after the close of the market on such Business Day,* and (b) no stock split, stock dividend, or reverse stock split with respect to any Index Security has been declared to take effect on the corresponding Request Day, the Trustee reserves the right to forego making any adjustment to the securities portion of the Portfolio Deposit and to use the composition and weighting of the Index Securities for the most recently effective Portfolio Deposit for the Request Day following such Adjustment Day. In addition, the Trustee further reserves the right to calculate the adjustment to the number of shares and/or identity of the Index Securities in a Portfolio Deposit as described above except that such calculation would be employed for two (2) Business Days rather than one (1) Business Day prior to Request Day. Notwithstanding the foregoing, the amount of the Cash Component shall at all times be determined in accordance with the procedures set forth above.

         (j) In making the adjustments described in this Section 2.04, the Trustee shall rely on information made publicly available by Nasdaq to third parties as to the composition and weighting of the Index Securities. If the Trustee becomes incapable of obtaining or processing such information or NSCC is unable to receive such information from the Trustee on any Business Day, then the Trustee shall use the composition and weighting of the Index Securities for the most recently effective Portfolio Deposit for the purposes of all adjustments and determinations described herein (including, without limitation, determination of the securities portion of the

-----------------------------------
         * Nasdaq normally publicly announces changes in identity and/or weighting of the Index Securities in advance of the actual changes.

Portfolio Deposit) until the earlier of (a) such time as current information with respect to the Index Securities is available or (b) three (3) consecutive Business Days have elapsed. If such current information is not available and three (3) consecutive Business Days have elapsed, the composition and weightings of the Securities (as opposed to the Index Securities) shall be used for the purposes of all adjustments and determinations herein (including, without limitation, determination of the securities portion of the Portfolio Deposit) until current information with respect to the Index Securities is available.

         (k) The Trustee shall make available to NSCC prior to the commencement of trading on each Business Day a list of the names and required number of shares of each of the Index Securities in the current Portfolio Deposit as well as the amount of the Income Net of Expense Amount effective through and including the previous Business Day. Under certain extraordinary circumstances which may make it impossible for the Trustee to provide such information to NSCC on a given Business Day, NSCC shall use the information regarding the identity and share amounts of the Index Securities of the Portfolio Deposit on the previous Business Day.

         (l) At such time as the Trustee gives written notice of the termination of the Trust as provided in Section 9.01, from and after the date of such notice the Trustee shall use the composition and weightings of the Securities held in the Trust as of such date for the purpose and determination of all redemptions or other required uses of the securities portion of the Portfolio Deposit.

         (m) If the Trustee shall determine, in its discretion, that an Index Security is likely to be unavailable or available in insufficient quantity for delivery upon the creation of Nasdaq-100 Shares in Creation Unit size aggregations for the following Business Day or for any period thereafter, the Trustee shall have the right to include the cash equivalent value of such Index

Security (determined in accordance with the protocols listed in Section 4.01 hereof) in the Portfolio Deposit in the calculation of the Cash Component in lieu of the inclusion of the Index Security in the securities portion of the Portfolio Deposit. In the event that such a determination is made, the Portfolio Deposit so constituted shall dictate the Index Securities to be delivered in connection with the creation of Nasdaq-100 Shares in Creation Unit size aggregations for all purposes hereunder until such time as the securities portion of the Portfolio Deposit is subsequently adjusted. The amount of such equivalent payment shall be used by the Trustee in accordance with the foregoing guidelines regarding allowable Misweightings and permissible amounts of cash. In such cases, the Trustee, to effectuate the policy described above, may purchase the appropriate number of shares of the Index Security at the time such security is available for purchase.

         (n) In connection with the creation of Nasdaq-100 Shares, if an investor states its belief that it is restricted by regulation or otherwise from investing or engaging in a transaction in one or more Index Securities, the Trustee, in its discretion, shall have the right to include the cash equivalent value of such Index Security or Index Securities (determined in accordance with the protocols listed in Section 4.01 hereof) in the Portfolio Deposit in the calculation of the Cash Component in lieu of the inclusion of such Index Security or Index Securities in the securities portion of the Portfolio Deposit for the affected investor. The amount of such equivalent payment shall be used by the Trustee in accordance with the foregoing guidelines regarding allowable Misweightings and permissible amounts of cash. In such cases, the Trustee, to effectuate the policy described above, may purchase the appropriate number of shares of the Index Security that the investor was unable to purchase. In any such case the creator shall pay the

Trustee the standard Transaction Fee plus an additional amount not to exceed three (3) times the standard Transaction Fee.

         (o) By the fifth Business Day of each month the Trustee shall furnish the Sponsor a report showing, as of each day of the prior calendar month on which trading in any one or more of the Index Securities occurred on the Nasdaq Stock Market, the investment performance of the Trust in relation to that of the Index, measured by way of tracking error in a reasonable and meaningful manner and with an explanation as to the source(s) of any unusually large values of such tracking error on any day or days in the month. Among such sources, the Trustee will identify, but not otherwise be responsible for, the portion of tracking error, if any, attributable to differences between (i) the closing value of the Index available to the Trustee at the time it ordinarily calculates the Trust's net asset value following its usual daily procedures and (ii) subsequently reported changes to such closing Index value. The Trustee shall also be available to explain the tracking error of the Trust upon request of the Sponsor from time to time.

                 Section 2.05 BANK ACCOUNTS. The Trustee shall open and maintain a separate bank account or accounts in the banking department of the Trustee in the name, and for the benefit of, the Trust, subject only to draft or order by the Trustee acting pursuant to the terms of this Agreement, and shall hold in such account or accounts uninvested all cash received by it from or for the account of the Trust. Each Series of the Trust shall be separately identified and shall have an account or accounts unique to it. Except as provided for in
Section 3.04(f), neither the Trust, any Series of the Trust, the Depository or any Beneficial Owner shall derive any benefit or receive any income or interest, directly or indirectly, from this bank account or accounts or any balance therein from time to time. Except as provided for in Section 3.04(f), all benefit from such bank account or accounts or any balance therein from time to time shall be the property of the Trustee.

                                   ARTICLE III

                             ADMINISTRATION OF TRUST

                 Section 3.01 COLLECTION OF INCOME.

         (a) The Trustee shall collect, or claim on, any Income on the Securities as it becomes payable (including the Income Net of Expense Amount (when such amount is paid to the Trustee on behalf of the Trust by a creator of Nasdaq-100 Shares) and that part of the proceeds of the sale or liquidation of any of the Securities which represents accrued dividends or distributions and capital gains thereon). Income so collected shall be held uninvested until distributed pursuant to the provisions of this Agreement. The Trustee shall accrue all Income to the Trust as of the date on which the Trust is entitled to such Income as a holder of record of the Securities.

                 Section 3.02 COLLECTION OF OTHER MONEYS. All moneys other than amounts received by the Trustee in respect of the Securities under this Agreement as described in Section 3.01 or reinvested in the purchase of Index Securities as provided in Section 2.04 (including, but not limited to, the Balancing Amount, all moneys realized by the Trustee from the sale of options, warrants or other similar rights received in respect of the Securities representing dividends or distributions thereon and any capital gains dividends), shall be credited to the Trust in accordance with generally accepted accounting principles; provided, however, that moneys which are required to cover the price of securities purchased by the Trust but not yet delivered shall be held for such purchase. Moneys so collected shall be held uninvested. Any moneys collected other than amounts collected pursuant to Section 3.01 in respect of the Securities may be reinvested in additional Securities in lieu of distributions of dividend payments and other income, if necessary, as provided in Section 3.04.

                 Section 3.03 ESTABLISHMENT OF RESERVES. From time to time the Trustee may, as required by generally accepted accounting principles, establish reserves for any applicable taxes or other governmental charges that may be payable out of the Trust Fund. The Trustee shall not be required to transmit to the Depository for distribution to Beneficial Owners as described in Section
3.11 any amounts held in such reserves; provided, however, that if the Trustee, in its sole discretion, determines that such amounts are no longer necessary for payment of applicable taxes or other governmental charges, then such amounts shall no longer be considered to be held in such reserves. If the Trust Fund has been terminated or is in the process of termination, the Trustee shall transmit to the Depository for distribution to Beneficial Owners as described in Section
3.11 such Beneficial Owners' interest in the amounts previously reserved in accordance with Section 9.01.

                 Section 3.04 CERTAIN DEDUCTIONS AND DISTRIBUTIONS.

         (a) On each Business Day, to the extent applicable, the Trustee shall deduct from moneys held as described above and pay to itself individually the amounts that it is on such day entitled to receive pursuant to Sections 8.01 and
8.04 on account of its services performed. Expenses of the Trust will be annualized and accrued on each Business Day.

         (b) The following charges are or may be accrued and paid by the Trust:

         The (1) Trustee's fees as set forth below; (2) fees payable to transfer agents for the provision of transfer agency services, if any; (3) fees of the Trustee for extraordinary services performed under this Agreement; (4) various governmental charges; (5) any taxes, fees and charges payable by the Trustee with respect to Nasdaq-100 Shares (whether in Creation Unit size aggregations or otherwise); (6) expenses and costs of an action taken by a Trustee Indemnified Party or a Sponsor Indemnified Party to protect the Trust and the rights and interests of Beneficial Owners of Nasdaq-100 Shares (whether in Creation Unit size aggregations or otherwise); (7) indemnification of the Trustee or the Sponsor for any losses, liabilities or expenses incurred by them in the administration of the Trust without gross negligence, bad faith, wilful misconduct, wilful malfeasance on their part or reckless disregard of their obligations and duties; (8) expenses incurred in contacting Beneficial Owners of Nasdaq-100 Shares both during the life of the Trust and upon termination of the Trust; (9) brokerage commissions incurred by the Trustee when acquiring or selling Index Securities pursuant to the provisions hereof; and (10) other out-of-pocket expenses of the Trust not otherwise stated above incurred pursuant to actions permitted or required under this Agreement or the Indenture.

         (c) In addition to those discussed above, the following expenses will be charged to the Trust: (i) reimbursement to the Sponsor of amounts paid by it to Nasdaq for all periods after September 30, 1999 in respect of annual licensing fees due under the License Agreement pursuant to Section 10.03, (ii) federal and state annual registration fees in keeping the registration of Nasdaq-100 Shares on a current basis pursuant to Section 10.02 for the issuance of Nasdaq-100 Shares, and (iii) expenses of the Sponsor relating to the printing and distribution of marketing materials describing Nasdaq-100 Shares and the Trust (including, but not limited to, associated legal, consulting, advertising, and marketing costs and other out-of-pocket expenses such as printing).*

--------------------------------
* In accordance with the provisions of the Order, the expenses listed in clauses (i), (ii), and (iii) above may only be charged by the Trustee to the Trust in an amount equal to their actual costs, but in no case may exceed 20 basis points (20/100 of 1%) of the net asset value of the Trust per year. Further, if in any one year such costs exceed such 20 basis point limit, the Sponsor agrees to absorb such excess costs and shall authorize the Trustee

                                                                (continued...)

         (d) The Sponsor reserves the right to charge the Trust a special sponsor fee from time to time, pursuant to the provisions of Section 8.01(j), in reimbursement for certain services it may provide to the Trust which would otherwise be provided by the Trustee in an amount not to exceed the actual cost of providing such services.

         (e) The Sponsor or the Trustee from time to time may voluntarily assume some expenses or reimburse the Trust so that total expenses of the Trust are reduced in order to assure that the Trust remains economically attractive to current as well as prospective investors. Neither the Sponsor nor the Trustee is obligated to do so and either one or both parties may discontinue such voluntary assumption of expenses or reimbursement at any time without notice.

         (f) If the income received by the Trust in the form of dividends and other distributions on the Securities is insufficient to cover these above-mentioned expenses, the Trustee may make advances to the Trust to cover the expenses discussed above; otherwise the Trustee may sell Securities in an amount sufficient to pay such expenses as provided in Section 3.06. The Trustee may also, in its discretion, make advances to the Trust out of its own funds in such amounts as may be necessary to permit (i) distributions to Beneficial Owners via the Depository pursuant to this Section 3.04, (ii) payment of the Cash Component to creators of Nasdaq-100 Shares pursuant to Section 2.03 (when such Cash Component is payable by the Trustee on behalf of the Trust), and (iii) payments in respect of redemptions of Nasdaq-100 Shares pursuant to Section
5.01. The Trustee will reimburse itself in the amount of any such advance, together with interest thereon at a percentage rate equal to the then current overnight federal funds rate plus Federal Reserve Board

--------------------------------

(...continued)

* not to carry such excess forward into the following calendar year. In the event the Sponsor absorbs such excess costs during the year, the Sponsor shall have the right to be repaid the amount of any expenses absorbed to the extent that subsequently during the year such expenses fall below the 20 basis point level per year.

requirements, by deducting such amounts from (1) dividend payments or other income of the Trust when such payments or other income is received, (2) the amounts earned or benefits derived by the Trustee on cash held by the Trustee for the benefit of the Trust, and (3) the sale of Securities. Notwithstanding the foregoing, in the event that any advance remains outstanding for more than forty-five (45) Business Days, the Trustee shall sell Securities to reimburse itself for the amount of such advance and any accrued interest thereon, unless the Trustee, in its discretion, determines not to sell Securities because future anticipated dividend payments on the Securities and other income of the Trust are expected to be sufficient to reimburse the Trustee for such advance and accrued interest thereon or because the Trustee otherwise determines that a sale of Securities to reimburse itself for such advance is not advisable at such time. At the time the Trustee sells Securities to reimburse itself for the amount of an advance and accrued interest thereon, the Trustee shall first sell Securities that are overweighted in the Portfolio as compared to their relative weighting in the Index. The Trustee shall have a lien against and a security interest in the assets of the Trust for the payment of such advances plus interest as provided in Section 8.04.

         (g) The Trustee shall compute on a daily basis the dividends accumulated and declared for the Securities within each Accumulation Period. The regular quarterly ex-dividend date for Nasdaq-100 Shares will be the third Friday in each of March, June, September and December, unless such day is not a Business Day, in which case the ex-dividend date will be the immediately preceding Business Day (the "Ex-Dividend Date"). Beneficial Owners as reflected on the records of the Depository and the DTC Participants on the second (2nd) Business Day following the Ex-Dividend Date (the "Record Date") will be entitled to receive an amount (if any) representing dividends accumulated on the Securities through the quarterly Accumulation Period which ends on the Business Day preceding such Ex-Dividend Date (including securities with ex-dividend dates falling within such quarterly divided period) and other income, if any, received by the Trust, net of fees and expenses of the Trust, accrued daily for such period. In the event that Trust fees and expenses exceed dividends accumulated on the Securities for such period, no distributions to Beneficial Owners shall be made. In addition, no dividend distribution shall be made for any given quarter, and such amount shall be rolled over into the next quarterly Accumulation Period, if the aggregate dividend distribution so determined would be in an amount less than 5/100 of one percent (0.05%) of the net asset value of the Trust as of the Friday in the week immediately preceding the Ex-Dividend Date, unless the Trustee determines that such dividend distribution is required to be made to maintain the Trust's status as a Regulated Investment Company or to avoid the imposition of income or excise taxes on undistributed income. For the purposes of all dividend distributions, dividends per Nasdaq-100 Share will be calculated at least to the nearest 1/100th of $0.01. On each Record Date, the Trustee shall compute the aggregate amount of funds (if any) to be distributed through the Depository to Beneficial Owners as described in Section 3.11 which shall be paid on the last Business Day in the calendar month following each Ex-Dividend Date (the "Dividend Payment Date"). On each Dividend Payment Date, the Trustee shall distribute to the Depository (i) the aggregate amount of funds to be distributed to each Beneficial Owner pursuant to this Section 3.04 and (ii) the aggregate amount of Nasdaq-100 Shares and cash, if any, to Beneficial Owners participating in a dividend reinvestment plan or service pursuant to Section 3.09, if and when established. All such distributions shall be made in accordance with the provisions of Section 3.11.

         (h) The Trustee shall make additional distributions to Beneficial Owners via the Depository as described in Section 3.11 at least annually with respect to moneys received by the

Trust other than Income to the minimum extent necessary (i) to distribute the entire annual investment company taxable income of the Trust, plus any net capital gains (e.g., from sales of Securities in connection with adjustments to the Portfolio, to generate cash for such distributions or to pay the fees and expenses of the Trust), and (ii) to avoid imposition of the excise tax imposed by Section 4982 of the Internal Revenue Code or any successor provision or any similarly imposed tax on income or gains.

         (i) The Trustee further reserves the right to declare special dividends if, in its reasonable discretion, such action is necessary or advisable to preserve the status of the Trust as a Regulated Investment Company or to avoid imposition of income or excise taxes on undistributed income.

         (j) The Trustee further reserves the right without the consent of the Depository or the Beneficial Owners to vary the frequency with which periodic distributions, if any, are made (e.g., from quarterly to semi-annually) if it is determined by the Sponsor and the Trustee, in their discretion, that such a variance would be advisable to facilitate compliance with the rules and regulations applicable to Regulated Investment Companies or would otherwise be advantageous to the Trust. In addition, the Trustee reserves the right to change the regular Ex-Dividend Date for Nasdaq-100 Shares to another date if it is reasonably determined jointly by the Sponsor and the Trustee, in their discretion, that such change would be advantageous to the Trust. Notice of any such variance or change (which notice shall include changes to the Record Date, the Ex-Dividend Date, the Dividend Payment Date and the Accumulation Period resulting from such variance) shall be provided to Beneficial Owners via the Depository and the DTC Participants.

                 Section 3.05 STATEMENTS AND REPORTS. After the end of each fiscal year and within the time period required by applicable laws, rules and regulations, the Trustee will furnish to the DTC Participants for distribution to each person who was a Beneficial Owner of Nasdaq- 100 Shares at the end of such fiscal year, an annual report of the Trust containing financial statements audited by independent accountants of nationally recognized standing and such other information as may be required by such laws, rules and regulations. With each distribution, the Trustee will furnish to the DTC Participants for distribution to Beneficial Owners a statement setting forth the amount being distributed expressed as a dollar amount per Nasdaq-100 Share.

                 Section 3.06 PURCHASE AND SALE OF SECURITIES.

         (a) The Trustee shall be required to purchase or sell Index Securities to conform the Portfolio to changes in the Index as described in Section 2.04. The Trustee shall calculate the adjustments to the Portfolio and place the appropriate buy or sell orders at such times and in the manner so prescribed in
Section 2.04.

         (b) The Trustee is empowered, in its discretion, to sell the requisite amount of Securities held in the Trust Fund to permit the payment of distributions pursuant to Section 3.04 in the event that the Trustee has insufficient amounts available in the Trust Fund to make such distributions. The Trustee is also empowered, in its discretion, to sell the requisite amount of Securities held in the Trust Fund to permit (i) payments of the Cash Component to creators of Nasdaq-100 Shares pursuant to Section 2.03 (when such Cash Component is payable by the Trustee on behalf of the Trust to creators of Nasdaq-100 Shares), (ii) payment of Trust fees and expenses, (iii) payments in respect of the redemption of Nasdaq-100 Shares pursuant to Section 5.01, and
(iv) payment of advances made by the Trustee. In the case of any advance, the Trustee will reimburse itself for such advance plus interest in accordance with
Section 3.04(f) and shall have a lien against and a security interest in the assets of the Trust for the payment of such advance plus interest as provided in
Section 8.04.

         (c) The Trustee shall also sell Securities whenever it determines that projected annualized fees and expenses accrued on a daily basis exceed projected annualized dividends and other Trust income accrued on a daily basis by more than 1/100 of one percent (0.01%) of the net asset value of the Trust. Whenever the 0.01% threshold is exceeded, the Trustee shall sell sufficient Securities to cover such excess no later than the next occasion it is required to make adjustments to the Portfolio due to a Misweighting pursuant to Section 2.04, unless the Trustee determines, in its discretion, that such a sale is unnecessary because the cash to be generated is not needed by the Trust at that time for the payment of expenses then due or because the Trustee otherwise determines that such sale is not warranted or advisable.

         (d) At the time the Trustee sells Securities pursuant to this Section, the Trustee shall first sell Securities that are overweighted in the Portfolio as compared to their relative weighting in the Index. Notwithstanding any provision contained in this Agreement, the Trustee shall not sell any Securities in the Portfolio unless such sale is required as a Portfolio adjustment pursuant to and in accordance with Section 2.04 or is otherwise permitted in accordance with the provisions of this Section and Sections 3.04, 3.07, 5.01 or 8.04. In the case of each and every sale required hereunder, the Trustee shall not be responsible for (i) any depreciation or loss incurred by reason of such sale,
(ii) underperformance of the Trust in relation to that of the Index by reason of such sale, and (iii) any out of the ordinary costs as a result of such sale.

         (e) If at any time the issuer of any Security fails to pay or declare an anticipated dividend or interest and provision for such payment has not been duly made, or there has been a material event affecting an issuer's Security or the price of an Index Security, the Trustee may not sell such Securities unless and until such Securities are removed from the Index or as otherwise permitted in accordance with this Section and Section 3.07. The Trustee shall not be liable or responsible in an way for depreciation or loss incurred by reason of the failure to make a sale when not required by the terms of this Agreement.

                 Section 3.07 SUBSTITUTE SECURITIES. In the event that an offer by the issuer of any of the Securities held in the Portfolio shall be made to issue new securities in exchange or substitution for any issue of Securities, the Trustee shall not accept such offer or take any other action with respect thereto until such time as it has been determined that the securities of the issuer will be removed from the Index. In the event that a security of an issuer is removed from the Index as a result of the consummation of merger or acquisition activity of such issuer and the Trust receives cash in exchange for the Security of such issuer held in the Portfolio, the Trustee shall reinvest such cash in Index Securities as provided in Section 2.04. If the Trust receives any securities in exchange for the Security of the issuer held in the Portfolio and removed from the Index, and such securities received in exchange are not included in the Index, the Trustee shall sell such securities as soon as practicable and reinvest the proceeds of the sale in Index Securities as provided in Section 2.04.

                 Section 3.08 COUNSEL. The Trustee may employ from time to time counsel to act on behalf of the Trust and perform any legal services in connection with the Securities and the Trust, including, among others, any legal matters relating to (i) the possible disposition or acquisition of any Securities pursuant to any provision hereof and (ii) the administration of the Trust. The fees and expenses of such counsel shall be paid by the Trustee from the assets of the Trust.

                 Section 3.09 DIVIDEND REINVESTMENT.

         (a) The Sponsor reserves the right to make a dividend reinvestment plan or service available to Beneficial Owners of one or more Series of the Trust for reinvestment of their cash proceeds, including but not limited to the Dividend Reinvestment Service as provided for in subsection (b) below, and this Agreement may be amended to the extent necessary to implement such plan or service without the consent of any Beneficial Owner. The Sponsor shall cause the Prospectus for the affected Series to be amended to include disclosure concerning such plan or service and the Trustee, upon the direction of the Sponsor, shall give notice to all Beneficial Owners via the Depository of such plan or service, in accordance with the provisions of Section 3.11.

         (b) The Sponsor may direct the Trustee to make the book-entry dividend reinvestment service of the Depository available for use by Beneficial Owners (the "Dividend Reinvestment Service"). The Trustee shall, as of each Record Date, establish the number of Beneficial Owners currently participating in the Dividend Reinvestment Service ("Reinvesting Beneficial Owners"). On or before each Dividend Payment Date following each such Record Date, the Trustee shall deduct from the available cash as of the close of business on such Dividend Payment Date the sum of all amounts due and owing all such Reinvesting Beneficial Owners (the "Available Cash"). The Trustee may then utilize such Available Cash to obtain Index Securities in an amount necessary to create the requisite number of Nasdaq-100 Shares valued at the Evaluation Time on the Dividend Payment Date. The Trustee is authorized to (1) deposit additional Portfolio Deposits in accordance with the provisions of Section 2.02, (2) deposit one or more Index Securities as is necessary to adjust for a Misweighting in accordance with the provisions of Section 2.04 or (3) utilize a combination of deposits in accordance with clauses (1) and (2) above in connection with the issuance of the appropriate amount and number of corresponding Nasdaq-100 Shares to be distributed to all Reinvesting Beneficial Owners via the Depository. Alternatively, the Trustee, in its discretion, may utilize such Available Cash to purchase the requisite number of Nasdaq-100 Shares on the open market, valued at the Evaluation Time on the Dividend Payment Date, to be distributed to all Reinvesting Beneficial Owners via the Depository. The Trustee is authorized to create whole Nasdaq-100 Shares only in this manner; no fractional Nasdaq-100 Shares shall be created or distributed. Cash balances, if any, remaining after the requisite number of whole Nasdaq-100 Shares have been created or purchased on the open market shall be distributed, on a PRO RATA basis, to all Reinvesting Beneficial Owners in the manner provided in Section 3.04(g). The Trustee is authorized to pay all brokerage commissions, if any, necessary to acquire Index Securities for the creation of Nasdaq-100 Shares, or in purchasing Nasdaq-100 Shares on the open market, in connection with the Dividend Reinvestment Service and such commissions shall be treated as an expense of the Trust pursuant to the provisions of Section 3.04.

                 Section 3.10 ACTION BY TRUSTEE REGARDING VOTING. The Trustee shall have the exclusive right to vote all of the voting Securities of the Trust, and shall vote each of the Securities in the same proportion as all shares of each such Security are voted by all the shareholders of each such Security to the extent permissible, but if not permitted, shall abstain from voting. The Trustee shall not be liable to any person for any action or failure to take action with respect to this Section 3.10.

                 Section 3.11 BOOK-ENTRY-ONLY SYSTEM.

         (a) The Trustee shall keep or cause to be kept a share register (the "Share Register") in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of ownership of Nasdaq-100 Shares. Nasdaq-100 Shares will be issued in book-entry form only, and the Trustee shall cause the Share Register to reflect such issuance of Nasdaq-100 Shares in such amounts as have been issued, and such Nasdaq-100 Shares shall be registered on the Share Register in the name of the owner thereof. After the Initial Date of Deposit, Nasdaq-100 Shares shall only be registered in the name of the Depository or its agent or nominee. Upon such issuance and registration on the Share Register, Nasdaq-100 Shares shall be validly issued and entitled to the benefits of this Agreement and the Indenture. Certificates will not be issued for Nasdaq-100 Shares in Creation Unit size aggregations or otherwise.

         (b) On the Initial Date of Deposit, the Trustee shall record in the Share Register the number of Creation Unit size aggregations of Nasdaq-100 Shares delivered in exchange for the Initial Portfolio Deposit as set forth in the Indenture, which Nasdaq-100 Shares shall be registered in the name of the Depositor, and such Depositor shall receive a confirmation of such registration from the Trustee. The Depository will act as securities depository for Nasdaq-100 Shares prior to the day that the Sponsor and the Trustee shall jointly announce that further Portfolio Deposits will be accepted in accordance with Section 2.02(b). On such day, the Nasdaq-100 Shares issued on the Initial Date of Deposit shall be re-registered by the Trustee on the Share Register in the name of Cede & Co., as nominee for the Depository, for the account of the initial Depositor, if such Depositor is a DTC Participant, or for the account of the DTC Participant through which the initial Depositor maintains a custodial relationship, if the initial Depositor is not a DTC Participant. Thereafter, Cede & Co. will be the registered owner in the Share Register of the aggregate amount of Nasdaq-100 Shares outstanding at all times. The Trustee shall further record on the Share Register any change in the number of Nasdaq-100 Shares outstanding and registered in the name of Cede & Co. in order to reflect creations or redemptions of Nasdaq-100 Shares.

         (c) Upon the settlement date of any creation or redemption of Nasdaq-100 Shares, the Trustee will notify the Depository or NSCC, as the case may be, of the DTC Participant the accounts of which the Depository will credit or debit, on its book-entry registration and transfer system, the number of Nasdaq-100 Shares so created or redeemed. Beneficial ownership of Nasdaq-100 Shares will be limited to participants of the Depository (the "DTC Participants"), others that maintain a custodial relationship with a DTC Participant, either directly or indirectly (the "Indirect Participant"), and persons holding interests through DTC Participants and Indirect Participants. Ownership of beneficial interests in Nasdaq-100 Shares (owners of such beneficial interests are referred to herein as "Beneficial Owners") will be shown on, and the transfer of ownership will be effected only through, records maintained by the Depository (with respect to DTC Participants) and on the records of DTC Participants (with respect to Indirect Participants and Beneficial Owners that are not DTC Participants).

         (d) So long as Cede & Co., as nominee of the Depository, is the registered owner of Nasdaq-100 Shares, references herein to the registered or record owners of Nasdaq-100 Shares shall mean Cede & Co. and shall not mean the Beneficial Owners of Nasdaq-100 Shares. Beneficial Owners of Nasdaq-100 Shares will not be entitled to have Nasdaq-100 Shares registered in their names, will not receive or be entitled to receive physical delivery of certificates in definitive form, and will not be considered the record or registered holder thereof under this Agreement.

         (e) As described above, the Trustee will recognize the Depository or its nominee as the owner of all Nasdaq-100 Shares for all purposes except as expressly set forth in this Agreement. Where notices, statements, and other communications are to be conveyed to Beneficial Owners, the Trustee shall first request from the Depository, at the expense of the Trust, a listing of the Nasdaq-100 Share holdings of each DTC Participant. The Trustee shall inquire of each such DTC Participant of which it has notice from the Depository that it is a holder of Nasdaq-100 Shares, as to the number of Beneficial Owners holding Nasdaq-100 Shares, directly or indirectly, through such DTC Participant. The Trustee shall provide each such DTC Participant with sufficient copies of such notice, statement, or other communication, in such form, number, and at such place as such DTC Participant may reasonably request, in order that such notice, statement, or communication may be transmitted by such DTC Participant, directly or indirectly, to such Beneficial Owners. In addition, the Trust shall pay to each such DTC Participant an amount as reimbursement for the expenses attendant to such transmittal, all subject to applicable statutory and regulatory requirements. The Trustee and the Sponsor may rely and shall be fully protected in relying upon information furnished by the Depository and its DTC Participants and Indirect Participants with respect to the Beneficial Owners.

         (f) Nasdaq-100 Share distributions shall be made to the Depository or its nominee, Cede & Co., as the registered owner of all Nasdaq-100 Shares. Neither the Trustee nor the Sponsor will have any responsibility or liability for any aspects of the records of the Depository, DTC Participants or Indirect Participants relating to or notices to Beneficial Owners, or payments by the Depository, DTC Participants or Indirect Participants made on account of beneficial ownership interests in Nasdaq-100 Shares, or for maintaining, supervising, or reviewing any records relating to such beneficial ownership interests or for any other aspect of the relationship between the Depository and the DTC Participants or the relationship between such DTC Participants and the Indirect Participants and Beneficial Owners owning through such DTC Participants.

         (g) The Depository may determine to discontinue providing its services with respect to Nasdaq-100 Shares at any time by giving notice to the Trustee and the Sponsor pursuant to and in conformity with the provisions of the Depository Agreement and discharging its responsibilities with respect thereto under applicable law. Under such circumstances, the Trustee and the Sponsor shall take action jointly either to find a replacement for the Depository to perform its functions at a comparable cost or, if such a replacement is unavailable, to terminate the Trust as provided in Article IX.

                                   ARTICLE IV
                     EVALUATION OF SECURITIES AND TRUST FUND

                 Section 4.01 EVALUATION OF SECURITIES. The evaluation with respect to the aggregate value of the Securities as used in calculating the net asset value of the Trust shall be made as follows: the value of a Security shall generally be based on the closing sale price for the Security on that day (unless the Trustee deems such price inappropriate as a basis for evaluation) on the Nasdaq Stock Market or, if there is no such appropriate closing sale price on the Nasdaq Stock Market, at the closing bid price (unless the Trustee deems such price inappropriate as a basis for evaluation). If a Security is not so quoted on the Nasdaq Stock Market or, if so quoted and the principal market therefor is other than on the Nasdaq Stock Market or there is no such closing bid price available, such evaluation shall generally be made by the Trustee in good faith based (a) on the closing price for the Security on another market on which the security is traded (unless the Trustee deems such price inappropriate as a basis for evaluation) or if there is no such appropriate closing price, at the closing bid price on such other market, (b) on current bid prices on the Nasdaq Stock Market or such other markets, (c) if bid prices are not available, on the basis of current bid prices for comparable securities, (d) by the Trustee's appraising the value of the Securities in good faith on the bid side of the market, or (e) by any combination thereof.

                 Section 4.02 TRUST FUND EVALUATION. As of the Evaluation Time
(l) on each Business Day and (2) upon termination of the Trust, the Trustee shall, in determining the net asset value of the Trust: (a) subtract all liabilities of the Trust (including accrued expenses and dividends payable) from the total value of the Trust's investments and other assets and (b) divide the resulting figure by the total number of outstanding Nasdaq-100 Shares. The resulting figure is herein called a "Trust Fund Evaluation." The amount of cash held by the Trust (including dividends receivable on stocks trading ex-dividend) is computed as of such Evaluation Time on each Business Day.

                 Section 4.03 RESPONSIBILITY OF THE TRUSTEE. The Sponsor and the Beneficial Owners may rely on an evaluation furnished by the Trustee, and the Sponsor shall have no responsibility for the accuracy thereof. The determinations made by the Trustee hereunder shall be made in good faith upon the basis of, and the Trustee shall not be liable for any errors contained in, information reasonably available to it. The Trustee shall be under no liability to the Sponsor, or to Beneficial Owners, for errors in judgment; provided, however, that this provision shall not protect the Trustee against any liability to which it would otherwise be subject by reason of wilful misfeasance, wilful misconduct, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties hereunder.

                                    ARTICLE V
                          REDEMPTION OF CREATION UNITS

                 Section 5.01 REDEMPTION OF NASDAQ-100 SHARES IN CREATION UNIT SIZE AGGREGATIONS.

         (a) Nasdaq-100 Shares in Creation Unit size aggregations will be redeemable in kind only when Creation Unit size aggregations are owned by a Beneficial Owner and held in the account of a single Participating Party (with respect to redemptions through the Nasdaq-100 Clearing Process) or a single DTC Participant (with respect to redemptions outside the Nasdaq- 100 Clearing Process), in each case by submitting a request for redemption to the Trustee in the manner specified below and in accordance with the Nasdaq-100 Participant Agreement.

         (b) Requests for redemptions of Creation Units may be made on any Business Day to the Trustee through the Nasdaq-100 Clearing Process. Requests for redemptions of Creation Units may also be made directly to the Trustee outside the Nasdaq-100 Clearing Process on any Business Day. Requests for redemptions shall not be made to the Distributor. In the case of redemptions made through the Nasdaq-100 Clearing Process, the Transaction Fee will be deducted from the amount delivered to the redeemer or added to the amount owed by the redeemer to the Trustee, as described below. In case of redemptions tendered directly to the Trustee outside the Nasdaq-100 Clearing Process, the Transaction Fee plus an additional amount not to exceed three (3) times the Transaction Fee applicable for a Creation Unit will also be deducted from the amount delivered to the redeemer or added to the amount owed by the redeemer to the Trustee, as described below. In all cases, both the tender of Nasdaq-100 Shares for redemption and distributions to the redeemer (or payments to the Trustee, as applicable) in respect of Nasdaq-100 Shares redeemed will be effected through the Depository, the relevant

DTC Participant(s), and the Beneficial Owner thereof or the relevant DTC Participant, as the case may be.

         (c) The Trustee will transfer to the DTC Participant acting for the redeeming Beneficial Owner via the Depository a portfolio of Securities for each Creation Unit size aggregation of Nasdaq-100 Shares delivered, in most cases (other than as provided in the next sentence and in subsections (f), (g) and (h) hereof) identical in composition and weighting to the securities portion of a Portfolio Deposit as in effect on the date a request for redemption is deemed received by the Trustee. At and after such time as notice of the termination of the Trust has been given, the portfolio of securities so delivered shall be identical in composition and weighting to the Securities in the Trust on the date of such notice. Each redemption also includes a cash amount, the "Cash Redemption Amount," which will either be paid to the Trustee on behalf of the Trust by or for the redeemer or paid to or for the redeemer by the Trustee on behalf of the Trust as described below. On any given Business Day the Cash Redemption Amount is an amount in most cases (other than as provided in subsections (f), (g) and (h) hereof) identical to the amount of the Cash Component and is equal to the Income Net of Expense Amount plus or minus the Balancing Amount. To the extent the Cash Redemption Amount has a positive value, then the Trustee on behalf of the Trust will transfer payment thereof via the relevant DTC Participant(s) for the redeeming Beneficial Owner. Conversely, to the extent the Cash Redemption Amount has a negative value, then such Beneficial Owner is required to deliver payment of such amount to the Trustee on behalf of the Trust. In the case of redemptions made through the Nasdaq-100 Clearing Process, the Trustee on behalf of the Trust will effect a transfer of the Cash Redemption Amount (if required) and the securities for the redeeming Beneficial Owner by the third (3rd) NSCC Business Day following the date on which request for redemption is deemed received in accordance with the procedures in the Nasdaq-100 Participant Agreement. In the case of redemptions made outside the Nasdaq-100 Clearing Process, the Trustee on behalf of the Trust will transfer the Cash Redemption Amount (if required) and the securities for the redeeming Beneficial Owner by the third (3rd) Business Day following the date on which the request for redemption is deemed received in accordance with the procedures in the Nasdaq-100 Participant Agreement. Where the Cash Redemption Amount is payable by the redeemer to the Trustee, the redeeming Beneficial Owner (via the Depository and the relevant DTC Participants(s)) is required to make payment of such cash amount by the third (3rd) NSCC Business Day, for redemptions made through the Nasdaq-100 Clearing Process, or the first (1st) Business Day, for redemptions outside the Nasdaq-100 Clearing Process, following the date on which the request for redemption is deemed received, in each case in accordance with the Nasdaq-100 Participant Agreement. The Trustee will cancel all Nasdaq-100 Shares delivered upon redemption.

         (d) If the income received by the Trust in the form of dividends and other distributions on the Securities is insufficient to allow distribution of the Cash Redemption Amount to a redeemer of Nasdaq-100 Shares, the Trustee may advance out of its own funds any amounts necessary in respect of redemptions of Nasdaq-100 Shares; otherwise, the Trustee may sell Securities in an amount sufficient to effect such redemptions in accordance with Section 3.06. The Trustee will reimburse itself for such advance plus interest in accordance with
Section 3.04(f) and shall have a security interest for the payment of such monies pursuant to Section 8.04.

         (e) The Trustee may, in its discretion, and will when so directed by the Sponsor, suspend the right of redemption, or postpone the date of payment of the net asset value for more than five (5) Business Days following the date on which the request for redemption is received by the Trustee (1) for any period during which the New York Stock Exchange is closed or trading is suspended; (2) for any period during which an emergency exists as a result of which disposal or evaluation of the Securities is not reasonably practicable; or (3) for such other period as the Commission may by order permit for the protection of Beneficial Owners. Neither the Sponsor nor the Trustee is liable to any person or in any way for any loss or damages which may result from any such suspension or postponement.

         (f) In the event that the Trustee determines, in its discretion, that an Index Security is likely to be unavailable or available in insufficient quantity for delivery by the Trust upon the redemption of Nasdaq-100 Shares in Creation Unit size aggregations, the cash equivalent value, based on the market value of such Index Security (determined in accordance with the protocols listed in Section 4.01 hereof ) at the close of the market on the date the redemption request is deemed received by the Trustee, may be included as a part of the Cash Redemption Amount, in lieu of delivering such Index Security as part of the portfolio of securities delivered to a redeemer.

         (g) Upon the specific request of a redeemer, the Trustee may, in its discretion, redeem Nasdaq-100 Shares in Creation Unit size aggregations delivered by such redeemer, either in whole or in part, by providing such redeemer with a portfolio of Securities then held by the Trust which (l) differs in exact composition and/or weighting from the Index Securities at such time (2) but does not differ in net asset value from the then-current Portfolio Deposit. The Trustee may agree to such redemption if the Trustee were to determine that such differing portfolio of Securities would be appropriate such as, among others, in order to maintain the Portfolio's correlation to the composition and weighting of the Index, for example, in connection with a replacement of one of the Index Securities (e.g., due to a merger, acquisition, or bankruptcy). In determining whether to agree to such a redemption, the Trustee may consult with counsel as to the tax consequences to the Trust from such a redemption or on such other matters as it may deem appropriate.

         (h) In connection with the redemption of Nasdaq-100 Shares, if an investor states its belief that it is restricted by regulation or otherwise from investing or engaging in a transaction in one or more Index Securities, the Trustee, in its discretion, shall have the right to include the cash equivalent value of such Index Security or Index Securities (determined in accordance with the protocols listed in Section 4.01 hereof) in the calculation of the Cash Redemption Amount, in lieu of delivering such Index Security as part of the portfolio of securities delivered to such redeeming investor. In any such case, the investor shall pay the Trustee the standard Transaction Fee plus an additional amount not to exceed three (3) times the standard Transaction Fee, regardless of whether the redemption is through the Nasdaq-100 Clearing Process or outside of the Nasdaq- 100 Clearing Process.

                                   ARTICLE VI
                        TRANSFER OF NASDAQ-100 SHARES IN
                         CREATION UNIT SIZE AGGREGATIONS

                 Section 6.01 TRANSFER OF NASDAQ-100 SHARES IN CREATION UNIT SIZE AGGREGATIONS. Nasdaq-100 Shares in Creation Unit size aggregations may be transferred only through the book- entry system of the Depository as provided in
Section 3.11. Beneficial Owners have the rights accorded to holders of a securities entitlement as against their securities intermediary under applicable law.

                                   ARTICLE VII
                                     SPONSOR

                 Section 7.01 RESPONSIBILITIES AND DUTIES.

         In addition to and notwithstanding the other duties, rights, and responsibilities of the Sponsor as otherwise set forth in this Agreement, the duties, rights, and responsibilities of the Sponsor are further defined as follows:
         (a) The Sponsor presently intends, but is not obligated, to cause to be announced, or may designate other persons to announce, on each Business Day, a list of the names and the required number of shares for each of the Index Securities in the current Portfolio Deposit as well as the Income Net of Expense Amount effective through and including the previous Business Day per outstanding Nasdaq-100 Share as shall be provided to it by the Trustee. The Sponsor may choose within its discretion to determine and cause to be announced, frequently throughout each Business Day, a number representing, on a per Nasdaq-100 Share basis, the sum of the Income Net of Expense Amount effective through and including the previous Business Day plus the current value of the securities portion of a Portfolio Deposit as in effect on such day (which value will occasionally include a cash- in-lieu amount to compensate for the omission of a particular Index Security from such Portfolio Deposit). If the Sponsor elects to make such information available, it will be calculated based upon the best information available to the Sponsor and may be calculated by other persons designated to do so by the Sponsor.

         (b) The Sponsor reserves the right to direct the Trustee to declare a split or reverse split in the number of Nasdaq-100 Shares outstanding in the event that the per Nasdaq-100 Share price in the secondary market changes to an amount that the Sponsor believes falls outside a desirable retail range. The Sponsor also reserves the right, but is not obligated, to direct the

Trustee to make a corresponding change in the number of Nasdaq-100 Shares constituting a Creation Unit. For example, if a 2-for-1 split were declared and the Sponsor also determined to make a corresponding change in the number of Nasdaq-100 Shares per Creation Unit, the number of Nasdaq-100 Shares in a Creation Unit would double. Prior to implementing such change, the Sponsor shall cause the current Prospectus for the Trust to be amended to reflect any such change.

                 Section 7.02 CERTAIN MATTERS REGARDING SUCCESSOR SPONSOR. The covenants, provisions, and agreements herein contained shall in every case be binding upon any successor to the business of the Sponsor, except that no successor Sponsor may be a partnership. In the event of an assignment by the Sponsor to a successor corporation, limited liability company, or business trust as permitted by the next following sentence, the Sponsor shall be relieved of all further liability under this Agreement. The Sponsor may transfer all or substantially all of its assets to a corporation, limited liability company, or business trust which carries on the business of the Sponsor, if at the time of such transfer such successor duly assumes all the obligations of the Sponsor under this Agreement.

                 Section 7.03 RESIGNATION, DISCHARGE OR REMOVAL OF SPONSOR; SUCCESSORS.

         (a) If at any time the Sponsor desires to resign its position as Sponsor hereunder, it may resign by delivering to the Trustee an instrument of resignation executed by the Sponsor. Such resignation shall not become effective until the earlier of (i) the appointment by the Trustee of a successor Sponsor to assume, with such compensation from the Trust Fund as the Trustee may deem reasonable under the circumstances but not exceeding the amounts prescribed by the Commission in accordance with Section 26(a)(2)(C) of the Investment Company Act of 1940, or any successor provision, the duties and obligations of the resigning Sponsor hereunder by an instrument of appointment and assumption executed by the Trustee and the successor Sponsor; or (ii) the Trustee shall have agreed to act as Sponsor hereunder succeeding to all the rights and duties of the resigning Sponsor without appointing a successor Sponsor and without terminating this Agreement or the Indenture. The Trustee shall terminate this Agreement and the Indenture and liquidate the Trust pursuant to Section 9.01 if, within sixty (60) days following the date on which a notice of resignation shall have been delivered by the Sponsor, a successor Sponsor has not been appointed or the Trustee has not agreed to act as Sponsor hereunder.

         (b) If the Sponsor shall fail to undertake or perform or shall become incapable of undertaking or performing any of the duties which by the terms of this Agreement and the Indenture are required to be undertaken or performed by it, and such failure shall not be cured within fifteen (15) Business Days following receipt of notice from the Trustee of such failure, or if the Sponsor shall be adjudged a bankrupt or insolvent, or a receiver of the Sponsor or of its property shall be appointed, or a trustee or liquidator or any public officer shall take charge or control of the Sponsor or of its property or affairs for the purpose of rehabilitation, conservation, or liquidation, then in any such case, the Trustee may do any one or more of the following: (i) appoint a successor Sponsor to assume, with such compensation from the Trust Fund as the Trustee may deem reasonable under the circumstances, but not exceeding the reasonable amounts prescribed by the Commission in accordance with Section 26(a)(2)(C) of the Investment Company Act of 1940, or any successor provision, the duties and obligations of the resigning Sponsor hereunder by an instrument of appointment and assumption executed by the Trustee and the successor Sponsor; or (ii) agree to act as Sponsor hereunder without appointing a successor Sponsor and without terminating this Agreement or the Indenture; or (iii) terminate this Agreement and the Indenture and liquidate the Trust pursuant to Section 9.01.

         (c) Any resignation or removal of the Sponsor and appointment of a successor Sponsor shall become effective upon such acceptance of appointment by the successor Sponsor, and thereupon the resigning or removed Sponsor shall be discharged and shall no longer be liable in any manner hereunder except as to acts or omissions occurring prior to such resignation or removal, and the new Sponsor shall thereupon undertake and perform all duties and be entitled to all rights and compensation as Sponsor under this Agreement. The successor Sponsor shall not be under any liability hereunder for occurrences or omissions occurring prior to the execution of such instrument. The indemnification of the resigning or removed Sponsor and any other Sponsor Indemnified Party provided for in Section 7.04 shall survive any resignation, discharge, or removal of the Sponsor hereunder.

                 Section 7.04 LIABILITY OF SPONSOR AND INDEMNIFICATION.

         (a) The Sponsor shall not be under any liability to the Trust, the Trustee, or any Beneficial Owner for any action taken or for refraining from the taking of any action in good faith and believed by it to be authorized or within its discretion, rights, or powers conferred upon it by this Agreement, or for errors in judgment or for depreciation or loss incurred by reason of the purchase or sale of any Securities; provided, however, that this provision shall not protect the Sponsor against any liability to which it would otherwise be subject by reason of its own gross negligence, bad faith, wilful misconduct, or wilful malfeasance in the performance of its duties hereunder or the reckless disregard of its obligations and duties hereunder. The Sponsor may rely in good faith on any paper, order, notice, list, affidavit, receipt, evaluation, opinion, endorsement, assignment, draft, or any other document of any kind prima facie properly executed and submitted to it by the Trustee, the Trustee's counsel, or by any other person for any matters arising hereunder. The Sponsor shall in no event be deemed to have assumed or incurred any liability, duty, or obligation, to any Beneficial Owner or to the Trustee other than as expressly provided for herein.

         (b) The Sponsor and its directors, subsidiaries, shareholders, officers, employees, and affiliates (as such term is defined in the Commission's Regulation S-X) (each a "Sponsor Indemnified Party") shall be indemnified from the Trust Fund and held harmless against any loss, liability, or expense incurred without (l) gross negligence, bad faith, wilful misconduct, or wilful malfeasance on the part of such Sponsor Indemnified Party arising out of or in connection with the performance of its obligations hereunder or any actions taken in accordance with the provisions of this Agreement or the Indenture or
(2) reckless disregard on the part of such Sponsor Indemnified Party of its obligations and duties under this Agreement or the Indenture. Such indemnity shall include payment from the Trust Fund of the costs and expenses (including counsel fees) incurred by such Sponsor Indemnified Party in defending itself against any claim or liability in its capacity as Sponsor hereunder. Any amounts payable to a Sponsor Indemnified Party under this Section 7.04 may be payable in advance or shall be secured by a lien against and a security interest in the Trust Fund. The Sponsor shall not be under any obligation to appear in, prosecute, or defend any legal action which in its opinion may involve it in any expense or liability; provided, however, that if in the Sponsor's opinion action is required with respect to an event or condition which would have a material adverse effect on the Trust, the Sponsor shall notify the Trustee of such event or condition. If the Trustee does not act within ten days after receipt of such notice, the Sponsor may undertake any such action it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and in the interests of the Beneficial Owners and, in such event, the legal expenses and costs of any such action shall be expenses and costs of the Trust Fund and the Sponsor shall be entitled to be reimbursed therefor by the Trust.

                                  ARTICLE VIII
                                     TRUSTEE

                 Section 8.01 GENERAL DEFINITION OF TRUSTEE'S RIGHTS, DUTIES AND RESPONSIBILITIES. In addition to and notwithstanding the other duties, rights, privileges, and liabilities of the Trustee as otherwise set forth in this Agreement, the duties, rights, privileges, and liabilities of the Trustee are further defined as follows:

         (a) All monies deposited with or received by the Trustee hereunder shall be held by it, without interest other than as provided in Section 3.04, as a deposit for the account of the Trust in accordance with the provisions of
Section 2.05, until required to be disbursed in accordance with the provisions of this Agreement. Such monies shall be deemed segregated by maintaining such monies in an account for the exclusive benefit of the Trust in accordance with the provisions of Section 2.05.

         (b) The Trustee shall not be under any liability for any action taken in good faith reliance on any appraisal, paper, certification, order, list, demand, request, consent, affidavit, notice, opinion, direction, valuation, endorsement, assignment, resolution, draft, or other documents prima facie in proper form and properly executed; provided, however that where a list of authorized officials and their signatures are on file with the Trustee, the Trustee shall be required to compare such manual signatures to the signature on any such documents. (Such requirement shall not apply to "personal identification numbers" or "PINS" or other forms of electronic security devices which function as a proxy for a manual signature.)

         (c) The Trustee shall not be under any liability for the disposition of monies, or of any of the Securities, or in respect of any evaluation which it is required to make under this Agreement or otherwise, except by reason of its own gross negligence, bad faith, wilful misconduct or wilful malfeasance, or reckless disregard of its duties and obligations hereunder, and the Trustee may construe any of the provisions of this Agreement, insofar as the same may be ambiguous or inconsistent with any other provisions hereof, and any reasonable construction of any such provision hereof by the Trustee in good faith shall be binding upon the parties hereto and all Beneficial Owners.

         (d) The Trustee shall not be responsible for the due execution hereof by the Sponsor or for the form, character, genuineness, sufficiency, value or validity of any of the Securities, or for the due execution thereof by any Depositor, and the Trustee shall in no event assume or incur any liability, duty or obligation to any Beneficial Owner or the Sponsor, other than as expressly provided for herein.

         (e) The Trustee shall not be under any obligation to appear in, prosecute, or defend any action which in its opinion may involve it in expense or liability, unless it shall be furnished with reasonable security and indemnity against such expense or liability. Any pecuniary cost of the Trustee resulting from the Trustee's appearance in, prosecution of, or defense of any such actions shall be deductible from and constitute a lien against and a security interest in the assets of the Trust. Subject to the foregoing, the Trustee shall, in its discretion, undertake such action as it may deem necessary at any and all times to protect the Trust Fund and the rights and interest of all Beneficial Owners pursuant to the terms of this Agreement; provided, however, that the expenses and costs of such actions, undertakings, or proceedings shall be deductible from the assets of the Trust or otherwise reimbursable to the Trustee from, and shall constitute a lien against and a security interest in, the assets of the Trust.

         (f) The Trustee may employ agents, attorneys, accountants, auditors, and other professionals and shall not be answerable for the default or misconduct of any such agents, attorneys, accountants, auditors, and other professionals if such agents, attorneys, accountants, auditors, or other professionals shall have been selected by it in good faith. The Trustee shall not be liable in respect of any action taken under this Agreement or the Indenture, or suffered, in good faith by the Trustee, in accordance with the opinion of its counsel. The accounts of the Trust Fund shall be audited, as required by law, by independent certified public accountants designated from time to time by the Trustee, and the report of such accountants shall be furnished by the Trustee to Beneficial Owners via the Depository as described in
Section 3.11 in accordance with Section 3.05 and upon request. The fees and expenses charged by such agents, attorneys, accountants, auditors, or other professionals shall constitute an expense of the Trust.

         (g) If the evaluation of the Trust Fund as shown by any Trust Fund Evaluation shall be less than the Discretionary Termination Amount, the Trustee shall give notice thereof to the Sponsor, and the Trustee shall, only when so directed in writing by the Sponsor, terminate this Agreement and the applicable Indenture and the Trust Fund created hereby and thereby and liquidate such Trust Fund, all in the manner provided in Section 9.01.

         (h) In no event shall the Trustee be personally liable for any taxes or other governmental charges imposed upon or in respect of the Securities or upon the Income thereon or upon it as Trustee hereunder (other than taxes based upon the income of the Trustee) or upon or in respect of the Trust Fund which it may be required to pay under any present or future law of the United States of America or of any taxing authority having jurisdiction in the premises. For all taxes and charges and for any expenses, including counsel's fees, which the Trustee may sustain or incur with respect to such taxes or charges, the Trustee shall be reimbursed and indemnified out of the assets of the Trust Fund and the payment of such amounts shall be secured by a lien against and a security interest in the Trust Fund.

         (i) The Trustee shall not be liable except by reason of (i) its own gross negligence, bad faith, wilful misconduct, or wilful malfeasance for any action taken or suffered to be taken by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Agreement or (ii) reckless disregard of its obligations and duties hereunder or under or under the Indenture.

         (j) So long as required by Section 26(a)(2)(C) of the Investment Company Act of 1940, or any successor provision, and the rules promulgated thereunder, no payment to the Sponsor or to any affiliated person (as so defined) or agent of the Sponsor shall be allowed as an expense of the Trust except for payment not in excess of such reasonable amounts as the Commission may prescribe as compensation for performing bookkeeping and other administrative services of a character normally performed by the Trustee itself and except as the Commission may permit by the Order, including the fees payable under the License Agreement as provided in Section 10.03.

         (k) The Trustee in its individual or any other capacity may become an owner or pledgee of, or be an underwriter or dealer in respect of, bonds or other obligations issued by the same issuer (or an affiliate of such issuer) of any Securities at any time held as part of the Trust Fund or of Nasdaq-100 Shares and may deal in any manner with the same or with the issuer (or an affiliate of the issuer) with the same rights and powers as if it were not the Trustee hereunder, including, but not limited to making loans or maintaining other banking relationships with any such issuer.

         (l) The Trustee is hereby authorized to acknowledge its acceptance of Nasdaq-100 Participant Agreements entered into by the Distributor and Depositors from time to time by executing such Nasdaq-100 Participant Agreements, substantially in the form of Exhibit A hereto. The Trustee shall discharge all of its obligations and perform all of its duties under the Nasdaq- 100 Participant Agreement.

                 Section 8.02 BOOKS, RECORDS, AND REPORTS.

         (a) The Trustee shall keep proper books of record and account of all the transactions under this Agreement at its office located at 101 Barclay Street, New York, New York 10286 or such office as it may subsequently designate upon notice to the Sponsor. The books and records of the Trust Fund shall be open to inspection by any Beneficial Owner, the Sponsor or the agents of the Sponsor at all reasonable times during the usual business hours of the Trustee. The Trustee shall keep proper record of the creation and redemption of Creation Units at such office. Such records of the creation and redemption of Creation Units shall be open to inspection at all reasonable times during the usual business hours of the Trustee.

         (b) The Trustee shall perform such reviews, file such reports or take any and all such action as it is advised by counsel or accountants employed by the Trustee as required in order to continue the qualification of the Trust as a Regulated Investment Company. The Trustee shall also make, or cause to be made, such annual or other reports and file such documents as it is advised by counsel or accountants employed by it as are required of the Trust by the Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940, each as amended, and including, but not limited to, Form N-SAR and filings pursuant to Rule 24f-

2 under the Investment Company Act of 1940, and shall make, or cause to be made, such elections and file such tax returns as it is advised by counsel or accountants employed by it as are from time to time required under any applicable state or federal statute or rule or regulation thereunder. The Trust's fiscal year shall be set forth in the Indenture and may be changed from time to time by the Trustee and the Sponsor without consent of the Beneficial Owners.

                 Section 8.03 INDENTURE AND LIST OF SECURITIES ON FILE. The Trustee shall keep a certified copy or duplicate original of this Agreement on file in its office and available for inspection at all reasonable times during its usual business hours by any Beneficial Owner, together with the Indenture for each Series then in effect, and the Trustee shall keep and so make available for inspection a current list of the Securities in the Portfolio, including the identity and number of shares of each of the Securities.

                 Section 8.04 COMPENSATION OF TRUSTEE.

         (a) For services performed under this Agreement, the Trustee will be paid by the Trust a fee at an annual rate of 6/100 of 1% to 10/100 of 1% of the net asset value of the Trust, as shown below, such percentage amount to vary depending on the net asset value of the Trust. Such compensation will be computed on each Business Day on the basis of the net asset value of the Trust on such day, and the amount thereof shall be accrued daily and paid in arrears on the first Business Day of each month.

TRUSTEE FEE SCALE*

NET ASSET VALUE                          FEE AS A PERCENTAGE OF NET
OF THE TRUST                             ASSET VALUE OF THE TRUST

0 - $499,999,999                         10/100 of 1% per annum

--------
* The fee indicated applies to that portion of the net asset value of the Trust which falls in the size category indicated.

$500,000,000 - $2,499,999,999            8/100 of 1% per annum

$2,500,000,000 and above                 6/100 of 1% per annum

         (b) Notwithstanding the fee schedule set forth in the table above, the Trustee's minimum fee shall be $180,000 per annum. To the extent that the Trustee's annual fee as determined pursuant to the fee scale above is less than $180,000, the Sponsor hereby agrees to pay to the Trustee the amount of the shortfall.

         (c) The Trustee shall also charge the Trust for those expenses and disbursements incurred hereunder as contemplated by this Agreement, including, but not limited to, legal, brokerage, and auditing expenses; provided, however, that the amount of any such charge which has not been finally determined as of any Dividend Payment Date may be estimated and any necessary adjustments shall be made in the succeeding month. The Trustee may direct that all such expenses and disbursements shall be paid directly from the assets of the Trust. If the cash balances of the Trust shall be insufficient to provide for amounts payable pursuant to this Section 8.04, the Trustee may, in its discretion, sell the requisite amount of securities necessary to make payment of such amounts in accordance with Section 3.06 or may advance out of its own funds such amounts as are payable and reimburse itself for such advances as funds become available or from the proceeds of Securities sold to reimburse such advances in accordance with Section 3.04(f). The Trustee will reimburse itself in the amount of any such advance in accordance with Section 3.04(f).

         (d) During the term of the Trust, the Trustee and the Sponsor shall undertake to ensure that the Trustee is adequately and reasonably compensated for its services hereunder. In the event that the Trustee and the Sponsor jointly agree that additional compensation to the Trustee is warranted and appropriate, subject to the agreement of the Sponsor, the Trustee may be paid additional compensation over and above the fees described above either
(i) directly from the Sponsor or (ii) from the Trust subject to approval by the Beneficial Owners of 51% or more of the then outstanding Nasdaq-100 Shares.

         (e) The Trustee shall have a lien upon and a security interest in all assets of the Trust superior in right to any interest or claims of the Depository and any and all Beneficial Owners, but equal in right to any claim, lien upon or security interest in the assets of the Trust in right of the Sponsor provided for in this Agreement, to secure payment of all monies, compensation, reimbursement of expenses, repayment of advances, payment of indemnification and all other debts made to or claims of the Trustee against the Trust.

                 Section 8.05 INDEMNIFICATION OF TRUSTEE. The Trustee and its directors, subsidiaries, shareholders, officers, employees, and affiliates (as such term is defined in the Commission's Regulation S-X) (each a "Trustee Indemnified Party") shall be indemnified from the Trust Fund and held harmless against any loss, liability, or expense incurred without (l) gross negligence, bad faith, wilful misconduct, or wilful malfeasance on the part of such Trustee Indemnified Party arising out of or in connection with the acceptance or administration of this Trust and any actions taken in accordance with the provisions of this Agreement or the Indenture or arising out of the administration of this Agreement or the Indenture or (2) reckless disregard on the part of such Trustee Indemnified Party of its obligations and duties under this Agreement, the Indenture or under applicable law. Such indemnity shall include payment from the Trust Fund of the costs and expenses (including counsel fees) incurred by such Trustee Indemnified Party in defending itself against any claim or liability relating to this Agreement, the Indenture or the Trust Fund, including any loss, liability or expense incurred in acting pursuant to written directions or instructions to the Trustee given by the Sponsor or counsel to the Trust from time to time in accordance with the provisions of this Agreement, or in undertaking actions from time to time which the Trustee deems necessary in its discretion to protect the Trust Fund and the rights and interest of all Beneficial Owners pursuant to the terms of this Agreement. Any amounts payable to a Trustee Indemnified Party under this Section 8.05 may be payable in advance or shall be secured by a lien against and a security interest in the Trust Fund.

                 Section 8.06 RESIGNATION, DISCHARGE OR REMOVAL OF TRUSTEE; SUCCESSORS.

                 (a) The Trustee may resign and be discharged of the Trust created by this Agreement and the Indenture by executing an instrument in writing resigning as such Trustee, filing the same with the Sponsor, and mailing a copy of a notice of resignation to all DTC Participants for distribution to Beneficial Owners as provided in Section 3.11 not less than sixty (60) days before the date specified in such instrument when, subject to Section 8.06(c), such resignation is scheduled to take effect. In case at any time the Trustee shall not meet the requirements set forth in Section 8.07 hereof, shall fail to undertake or perform or shall become incapable of undertaking or performing any of the duties which by the terms of this Agreement and the Indenture are required to be undertaken or performed by it, and such failure shall not be cured within fifteen (15) Business Days following receipt of notice of such failure, or the Trustee shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or a trustee or liquidator or any public officer shall take charge or control of such Trustee or of its property or affairs for the purposes of rehabilitation, conservation or liquidation, then in any such case, the Sponsor may, subject to the requirements of Section 8.06 (b) and (c), remove such Trustee and appoint a successor Trustee by written instrument or instruments delivered to the Trustee so removed and to the successor Trustee. Upon receiving notice of resignation or removal of the Trustee, the Sponsor shall use its best efforts promptly to appoint a successor

Trustee in the manner and meeting the qualifications hereinafter provided, by written instrument or instruments delivered to such resigning Trustee and the successor Trustee. Notice of such appointment of a successor Trustee shall be mailed promptly after acceptance of such appointment by the successor Trustee to all DTC Participants for distribution to Beneficial Owners as provided in
Section 3.11. Beneficial Owners of 51% of the Nasdaq-100 Shares then outstanding may at any time also remove the Trustee by written instrument or instruments delivered to the Trustee and Sponsor. The Sponsor shall thereupon use its best efforts to appoint a successor Trustee in the manner provided herein. Upon effective resignation hereunder, the resigning Trustee shall be discharged and shall no longer be liable in any manner hereunder except as to acts or omissions occurring prior to such resignation, and the new Trustee shall thereupon undertake and perform all duties and be entitled to all rights and compensation as Trustee under this Agreement. The successor Trustee shall not be under any liability hereunder for occurrences or omissions occurring prior to the execution of such instrument.

         (b) In case at any time the Trustee shall be removed or shall resign and no successor Trustee shall have been appointed within sixty (60) days after the date notice of removal has been received by the Trustee or the Trustee has issued its notice of resignation, the Trustee shall terminate this Agreement and the Indenture and liquidate the Trust pursuant to Section 9.01.

         (c) Any successor Trustee appointed hereunder shall execute and acknowledge to the Sponsor and to the retiring Trustee an instrument accepting such appointment hereunder, and such successor Trustee without any further act, deed, or conveyance shall become vested with all the rights, powers, duties, and obligations of its predecessor hereunder with like effect as if originally named a Trustee herein and shall be bound by all the terms and conditions of this Agreement and the Indenture. Upon the request of such successor Trustee, the retiring Trustee and the Sponsor shall, upon payment of all amounts due the retiring Trustee, execute and deliver an instrument transferring to such successor Trustee all the rights and powers of the retiring Trustee, and the retiring Trustee shall transfer, deliver, and pay over to the successor Trustee all Securities and monies at the time held by it hereunder, if any, together with all necessary instruments of transfer and assignment or other documents properly executed which are necessary to effect such transfer and such of the records or copies thereof maintained by the retiring Trustee in the administration hereof as may be requested by the successor Trustee, and the retiring Trustee shall thereupon be discharged from all duties and responsibilities under this Agreement. Any resignation or removal of a Trustee and appointment of a successor Trustee pursuant to this Section 8.06 shall become effective only upon such acceptance of appointment by the successor Trustee. The indemnification of such Trustee and any other Trustee Indemnified Party provided for under Section 8.05 hereof shall survive any resignation, discharge, or removal of the Trustee hereunder.

         (d) Any bank, trust company, corporation or national banking association into which a Trustee hereunder may be merged or with which it may be consolidated, or any bank, trust company, corporation or national banking association resulting from any merger or consolidation to which such Trustee hereunder shall be a party, or any bank, trust company, corporation or national banking association succeeding to all or substantially all of the business of the Trustee, shall be the successor Trustee under this Agreement without the execution or filing of any paper, instrument or further act to be done on the part of the parties hereto.

                 Section 8.07 QUALIFICATIONS OF TRUSTEE. The Trustee or successor Trustee shall be a bank, trust company, corporation or national banking association organized and doing business under the laws of the United States or any state thereof, and shall be authorized under


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such laws to exercise corporate trust powers. The Trustee and any successor
Trustee shall have at all times an aggregate capital, surplus, and undivided profits of not less than $50,000,000.

                 Section 8.08 TRUSTEE'S DUTIES EXPRESSLY PROVIDED FOR HEREIN. Except as otherwise expressly provided for in this Agreement and the Indenture, the Trustee shall have no duties or obligations hereunder.

                                   ARTICLE IX
                                   TERMINATION

                 Section 9.01 PROCEDURE UPON TERMINATION.

         (a) If within 90 days from the Initial Date of Deposit, the net worth of the Trust shall have fallen to less than $100,000, the Trustee shall, upon the direction of the Sponsor, terminate the Trust and distribute to each Beneficial Owner such Beneficial Owner's pro rata share of the assets of the Trust. The Sponsor will also have the discretionary right to direct the Trustee to terminate the Trust if at any time after six months following and prior to three years following the Initial Date of Deposit the net asset value of the Trust falls below $150,000,000 or if at any time on or after three years following the Initial Date of Deposit such value is less than $350,000,000, as such dollar amount shall be adjusted for inflation in accordance with the CPI-U, such adjustment to take effect at the end of the fourth year following the Initial Date of Deposit and at the end of each year thereafter and to be made so as to reflect the percentage increase in consumer prices as set forth in the CPI-U for the twelve month period ending in the last month of the preceding fiscal year (the "Discretionary Termination Amount"). In such case, the Trustee shall, upon receipt of instruction from the Sponsor, terminate this Agreement, the Indenture and the Trust created hereby and thereby. Any termination pursuant to the preceding sentences shall be at the complete discretion of the Sponsor subject to the terms hereof, and the Sponsor and the Trustee shall not be liable in any way for depreciation or loss occurring as a result of any such termination. The Trustee shall have no power to terminate this Agreement, the Indenture or the Trust because the value of the Trust Fund is below the Discretionary Termination Amount. The Trustee shall terminate this Agreement, the Indenture and the Trust Fund in the event that Nasdaq-100 Shares are delisted from the Amex and are not subsequently relisted on a national securities exchange or a quotation medium operated by a national securities association. This Agreement, the Indenture and the Trust Fund may also be terminated upon receipt by the Trustee of written notice of the occurrence of any one or more of the following events: (a) by the agreement of the Beneficial Owners of 66-2/3% of outstanding Nasdaq-100 Shares; (b) if the Depository is unable or unwilling to continue to perform its functions as set forth herein and a suitable replacement is unavailable; (c) if NSCC no longer provides clearance services with respect to Nasdaq-100 Shares and a suitable replacement is unavailable, or if the Trustee is no longer a participant in NSCC or any successor to NSCC providing clearance services; (d) if Nasdaq ceases publishing the Index; or (e) if the License Agreement is terminated. If at any time the Sponsor shall fail to undertake or perform or become incapable of undertaking or performing any of the duties which by the terms of this Agreement are required to be undertaken or performed, or if the Sponsor resigns pursuant to Section 7.03, the Trustee may, in its discretion, in lieu of appointing a successor Sponsor pursuant to Section 8.01, terminate this Agreement, the Indenture and the Trust and liquidate the Trust pursuant to the provisions hereof. The Trustee shall also terminate this Agreement, the Indenture and the Trust in the event that the Trustee shall be removed or shall resign and no successor Trustee shall have been appointed pursuant to Section 8.06 within sixty (60) days after the date notice of removal has been received by the


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


Trustee or the Trustee has issued its notice of resignation. Notwithstanding the foregoing, this Agreement, the Indenture and the Trust Fund in any event shall terminate by their terms on the Mandatory Termination Date. As soon as practicable after notice of termination of the Trust, the Trustee will distribute to redeemers tendering Nasdaq-100 Shares in Creation Unit size aggregations prior to the termination date the Securities and cash, if any, as provided in Section 5.01 and upon termination of the Trust, the Trustee will sell the Securities held in the Trust as provided below.

         (b) If any of the events specified in Section 9.01 hereof shall occur which give the Sponsor the right to terminate this Agreement and the Indenture, the Sponsor shall exercise such right by giving written notice to the Trustee of the event giving rise to the right and the Sponsor's exercise of the right to terminate this Agreement and the Indenture. If (i) any of the events specified in Section 9.01 shall occur which give the Trustee the right to terminate this Agreement and the Indenture, (ii) the Trustee shall receive notice of the occurrence of any of the events specified in Section 9.01 receipt of which gives the Trustee the right to terminate this Agreement and the Indenture, or (iii) any of the events specified in Section 9.01 requiring the Trustee to terminate this Agreement and the Indenture shall occur and the Trust shall be given written notice of such occurrence, then the Trustee shall exercise such right or perform such required act by giving written notice to the Sponsor of the event giving rise to the right or requirement to terminate this Agreement and the Indenture and the Trustee's termination of this Agreement and the Indenture. Promptly after giving or receipt of such notice, the Trustee shall give written notice of termination, specifying (i) the date of termination, (ii) the period during which the assets of the Trust will be liquidated and the date on which Beneficial Owners of Nasdaq-100 Shares (whether in Creation Unit size aggregations or otherwise) will receive in cash the net asset value


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


of the Nasdaq-100 Shares they hold, and (iii) the date determined by the Trustee upon which the books of the Trustee, maintained pursuant to Section 6.01, shall be closed, shall be given by the Trustee to each Beneficial Owner via the Depository at least twenty (20) days prior to termination of the Trust. Such notice shall further state that, as of the date thereof and thereafter, neither requests to create additional Creation Units nor additional Portfolio Deposits will be accepted, and that, as of the date thereof, the portfolio of Securities delivered upon redemption shall be identical in composition and weighting to the Securities held in the Trust as of such date (rather than the securities portion of the Portfolio Deposit determined in accordance with Section 2.04). Within a reasonable period of time after such termination the Trustee shall, subject to any applicable provisions of law, sell all of the Securities not already distributed to redeemers of Nasdaq-100 Shares in Creation Unit size aggregations, as provided in Section 5.01, if any, in such a manner so as to effectuate orderly sales and a minimal market impact. The Trustee shall not be liable for or responsible in any way for depreciation or loss incurred by reason of any sale or sales made in accordance with the provisions of this Section
9.01. The Trustee may suspend its sales of the Securities upon the occurrence of unusual or unforeseen circumstances, including, but not limited to, a suspension in trading of a Security, the closing or restriction of trading, the outbreak of hostilities, or the collapse of the economy. Upon receipt of proceeds from the sale of the last Security, the Trustee shall:

                 (i) pay to itself individually from the Trust Fund an amount equal to the sum of (1) its accrued compensation for its ordinary services, (2) any reimbursement due to it for its extraordinary services, (3) any advances made but not yet repaid and (4) any other services and disbursements as provided herein;


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


                 (ii) deduct any and all fees and expenses from the Trust Fund in accordance with the provisions of Section 3.04 hereof; provided, however, that no portion of such amount shall be deducted or paid unless the payment thereof from the Trust is at that time lawful;

                 (iii) deduct from the Trust Fund any amounts which it, in its sole discretion, shall deem requisite to be set aside as reserves for any applicable taxes or other governmental charges that may be payable out of the Trust Fund;

                 (iv) transmit to the Depository for distribution each Beneficial Owner's interest in the remaining assets of the Trust; and

                  (v) disseminate to each Beneficial Owner via the Depository as provided in Section 3.11 a final statement as of the date of the computation of the gross amount distributable to the Beneficial Owners, in substantially the form and manner provided for in Section 3.05 hereof.

         (c) Dividends to be received by the Trust on Securities sold in liquidation pursuant to this Section 9.01 shall be aggregated and distributed ratably when all such dividends have been received.

                 Section 9.02 MONEYS TO BE HELD WITHOUT INTEREST TO BENEFICIAL OWNERS. The Trustee shall be under no liability with respect to moneys held upon termination, except to hold the same as a deposit without interest for the benefit of the Beneficial Owners.

                 Section 9.03 DISSOLUTION OF SPONSOR NOT TO TERMINATE TRUST. The dissolution of the Sponsor, or its ceasing to exist as a legal entity for any cause, shall not operate to terminate this Agreement and the Indenture insofar as the duties and obligations of the Trustee are concerned unless the Trustee terminates the Trust pursuant to Section 9.01.


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

                                    ARTICLE X
                            MISCELLANEOUS PROVISIONS

                 Section 10.01 AMENDMENT AND WAIVER.

         (a) This Agreement and the Indenture may be amended from time to time by the Trustee and the Sponsor without the consent of any Beneficial Owners (1) to cure any ambiguity or to correct or supplement any provision thereof which may be defective or inconsistent, or to make such other provisions in regard to matters or questions arising thereunder as will not adversely affect the interests of Beneficial Owners; (2) to change any provision thereof as may be required by the Commission; (3) to add or change any provision as may be necessary or advisable for the continuing qualification of the Trust as a Regulated Investment Company under the Internal Revenue Code; (4) to add or change any provision thereof as may be necessary or advisable in the event that either NSCC or the Depository is unable or unwilling to continue to perform its functions; (5) to add or change any provision thereof to conform the adjustments to the Portfolio and the Portfolio Deposit to changes made by Nasdaq in its method of determining the Index; (6) to add or change any provision thereof as may be necessary to implement a dividend reinvestment plan; (7) to make changes to the Transaction Fee and to other amounts charged in connection with creations and redemptions of Nasdaq-100 Shares within the parameters set forth herein; (8) to change the number of Nasdaq-100 Shares constituting a Creation Unit; and (9) to make changes to the level of net dividends specified in Section 3.04(g) below which dividends will not be paid in a given quarter but will instead be rolled into the next Accumulation Period. This Agreement and the Indenture may also be amended from time to time by the Sponsor and the Trustee with the consent of the Beneficial Owners of 51% of the outstanding Nasdaq-100 Shares to add provisions to or change or eliminate any of the provisions


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


of this Agreement and the Indenture or to modify the rights of Beneficial Owners; provided, however, that this Agreement and the Indenture may not be amended without the consent of the Beneficial Owners of all outstanding Nasdaq-100 Shares if such amendment would (x) permit, except in accordance with the terms and conditions of this Agreement, the acquisition of any securities other than those acquired in accordance with the terms and conditions of this Agreement; (y) reduce the interest of any Beneficial Owner in the Trust; or (z) reduce the percentage of Beneficial Owners required to consent to any such amendment.

         (b) Promptly after the execution of any such amendment, the Trustee shall receive from the Depository, pursuant to the terms of the Depository Agreement, a list of all DTC Participants holding Nasdaq-100 Shares. The Trustee shall inquire of each such DTC Participant as to the number of Beneficial Owners for whom such DTC Participant holds Nasdaq-100 Shares, and provide each such DTC Participant with sufficient copies of a written notice of the substance of such amendment for transmittal by each such DTC Participation to such Beneficial Owners.

         (c) It shall not be necessary for the consent of Beneficial Owners under this Section 10.01 or under Section 9.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Beneficial Owners shall be subject to such reasonable regulations as the Trustee may prescribe.

                 Section 10.02 REGISTRATION (INITIAL AND CONTINUING) OF NASDAQ-100 SHARES. The Sponsor agrees and undertakes on its own part to register or appoint an agent, which may include the Trustee, to register Nasdaq-100 Shares with the Commission and under the blue sky laws of such states as the Sponsor may select and as may be required. If, and to the extent permitted by the Order, the registration of Nasdaq-100 Shares with the Commission and under the applicable


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



securities laws of such states shall be payable out of the Trust. Registration charges, blue sky fees, printing costs, mailing costs, attorney's fees, and other miscellaneous out-of-pocket expenses incurred pursuant to this Section and related to all Nasdaq-100 Shares shall be borne by the Trust only to the extent and in the manner provided for by Section 3.04 and pursuant to the Order.

                 Section 10.03 LICENSE AGREEMENT WITH NASDAQ. The Sponsor has obtained a License Agreement with Nasdaq under which it may use the trademarks and service marks "Nasdaq-Registered Trademark-", "The Nasdaq Stock Market-Registered Trademark-", "Nasdaq-100 Index-Registered Trademark-
", "Nasdaq-100-Registered Trademark- ", "Nasdaq- 100 Trust-SM-" and "Nasdaq-100 Shares-SM-" to the extent deemed necessary by the Sponsor under federal and state securities laws and to indicate the source of the Index as a basis for determining the composition of the Trust. The Trust shall pay to Nasdaq or shall reimburse the Sponsor for its payment to Nasdaq in accordance with Section 3.04, a licensing fee as set forth in an exhibit to the License Agreement; provided, however, that the Sponsor hereby commits not to seek reimbursement from the Trust, nor shall the Trust pay to Nasdaq, licensing fees to Nasdaq pursuant to the License Agreement for the period through September 30, 1999.

                 Section 10.04 CERTAIN MATTERS RELATING TO BENEFICIAL OWNERS.

         (a) By the purchase and acceptance or other lawful delivery and acceptance of Nasdaq-100 Shares (whether in Creation Unit size aggregations or otherwise), each Beneficial Owner thereof shall be deemed to be a beneficiary of the Trust created by this Agreement and the Indenture and to be bound by all of the terms and conditions of this Agreement and the Indenture.

         (b) The death or incapacity of any Beneficial Owner shall not operate to terminate this Agreement and the Indenture, or the Trust Fund, nor entitle such Beneficial Owner's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and


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liabilities of the parties hereto or any of them. Each Beneficial Owner expressly waives any right such Beneficial Owner may have under any rule of law, or the provisions of any statute, or otherwise, to require the Trustee at any time to account, in any manner other than as expressly provided in this Agreement and the Indenture, for the Securities or moneys from time to time received, held and applied by the Trustee hereunder.

         (c) No Beneficial Owner shall have any right to vote except as provided in Sections 9.01 and 10.01 or in any manner otherwise to control the operation and management of the Trust Fund, or the obligations of the parties hereto. Nothing set forth in this Agreement and the Indenture shall be construed so as to constitute the Beneficial Owners from time to time as partners or members of an association, nor shall any Beneficial Owner ever be liable to any third person by reason of any action taken by the parties to this Agreement and the Indenture, or for any other cause whatsoever.

                 Section 10.05 NEW YORK LAW TO GOVERN. This Agreement and the Indenture shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of laws thereof, and all laws or rules of construction of such State shall govern the rights of the parties hereto and the Beneficial Owners and the interpretation of the provisions hereof. This Agreement and the Indenture shall be deemed effective when executed by the Sponsor and the Trustee.

                 Section 10.06 NOTICES. Any notice, demand, direction, or instruction to be given to the Sponsor hereunder shall be in writing and shall be duly given if mailed, by certified or registered mail, return receipt requested, delivered to or sent by facsimile transmission (with confirmation of receipt) to the Sponsor at the following address: Nasdaq-Amex Investment Product Services, Inc., c/o The Nasdaq Stock Market, Inc., 1735 K Street, N.W., Washington,


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


D.C. 20006, Attention: John L. Jacobs, facsimile number (202) 496-2696, or at such other address as shall be specified by the Sponsor to the Trustee in writing. Any notice, demand, direction, or instruction to be given to the Trustee shall be in writing and shall be duly given if mailed, by certified or registered mail, return receipt requested, delivered to or sent by facsimile transmission (with confirmation of receipt) to the Trustee at the following address: The Bank of New York, 101 Barclay Street, New York, New York 10286,
Attention: Thomas Centrone, facsimile number 212-815-2948, or such other address as shall be specified to the Sponsor by the Trustee in writing. Any notice to be given to Beneficial Owners shall be duly given if mailed or delivered to DTC Participants for delivery to Beneficial Owners in accordance with Section 3.11(f).

                 Section 10.07 SEVERABILITY. If any one or more of the covenants, agreements, provisions or terms of this Agreement and the Indenture shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and the Indenture and shall in no way affect the validity or enforceability of the other provisions of this Agreement and the Indenture or the rights of the Beneficial Owners.

                 Section 10.08 SEPARATE AND DISTINCT SERIES. Each Series of the Nasdaq-100 Trust to which this Agreement shall be applicable shall, for all financial and administrative purposes, be considered separate and distinct from every other Series, and the assets of one Series shall not be commingled with the assets of another Series nor shall the expenses of any one Series be charged against any other Series.


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


                 Section 10.09 COUNTERPARTS. This Agreement may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

                 Section 10.10 EXCLUSIVE BENEFIT OF PARTIES AND HOLDERS OF NASDAQ-100 SHARES. This Agreement and the Indenture is for the exclusive benefit of the parties hereto, their respective successors hereunder, and the holders of Nasdaq-100 Shares, and shall not be deemed to give any legal or equitable right, remedy, or claim to any other person whatsoever.

                 Section 10.11 HEADINGS. The headings of Articles and Sections in this Agreement and the Indenture have been inserted for convenience only and are not to be regarded as part of this Agreement or the Indenture or to have any bearing upon the meaning or interpretation of any provision contained herein or therein.



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



         IN WITNESS WHEREOF, the parties hereto have caused these Standard Terms and Conditions of Trust dated as of March 1, 1999 to be duly executed and attested.

                              NASDAQ-AMEX INVESTMENT PRODUCT
                              SERVICES, INC.
                                as Sponsor


                              By /s/ L. BRIAN HOLLAND
                                 -----------------------------
                                 Name: L. Brian Holland
                                 Title:President and Chief Executive Officer

ATTEST:

/s/ JOHN L. JACOBS
-------------------------
Name: John L. Jacobs
Title:Executive Vice President

                              THE BANK OF NEW YORK
                                as Trustee


                              By /s/ THOMAS J. CENTRONE
                                 -----------------------------
                                 Name: Thomas J. Centrone
                                 Title:Vice President

ATTEST:

/s/ STEVEN FARLESE
-------------------------
Name:  Steven Farlese
Title: Vice President


Effective Date:   March 4, 1999



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                                                                       EXHIBIT A


                    FORM OF NASDAQ-100 PARTICIPANT AGREEMENT


Included as Exhibit (A)(9)(c) to this Registration Statement



























                                       A-1